UNTIED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

X	Filed by Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

X	Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Section 240.14a-12

BOK FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X	No fee required.

Fee computed on table below per Exchange Act Rules 14-a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

March 15, 2019

To Our Shareholders:

The Annual Meeting of Shareholders of BOK Financial Corporation will be held this year on Tuesday, April 30, 2019, at 2:30 p.m. Central Time as a virtual meeting of shareholders. You will be able to participate in the meeting, vote, and submit questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/BOKF2019 and entering your secure control number, which can be found on the enclosed proxy card. Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement. Also enclosed is our Annual Report to Shareholders, covering the fiscal year ended December 31, 2018.

We hope that you will be able to attend this meeting via live webcast, but all shareholders, whether or not they expect to attend the meeting, are requested to complete, date and sign the enclosed proxy and return it in the enclosed envelope as promptly as possible.

Sincerely,

George B. Kaiser, Chairman of the
Board of Directors

Steven G. Bradshaw, President and
Chief Executive Officer

BOK Financial | 1

BOK Financial | 2

BOK Financial | 3

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on April 30, 2019

To Our Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of BOK Financial Corporation (the “Company” or “BOK Financial”), an Oklahoma corporation, will be held via live webcast at www.virtualshareholdermeeting.com/BOKF2019 on April 30, 2019, at 2:30 p.m. Central Time, for the following purposes:

1.	To fix the number of directors to be elected at twenty three (23) and to elect twenty three (23) persons as directors for a term of one year or until their successors have been elected and qualified;

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2019;

3.	To consider an advisory vote to approve the compensation of the named executive officers; and

4.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or adjournments thereof.

The annual meeting may be adjourned from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to shareholders unless required by the Company’s Bylaws.

The Board recommends that shareholders vote FOR (i) the director nominees named in the accompanying Proxy Statement, (ii) the ratification of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2019, and (iii) the approval of the named executive officers’ compensation.

Only shareholders of record at the close of business on March 1, 2019 shall be entitled to receive notice of, and to vote at, the annual meeting. A complete list of shareholders entitled to vote will be available for inspection at our offices, Bank of Oklahoma Tower, One Williams Center, Tulsa, OK 74172, and electronically during the annual meeting at www.virtualshareholdermeeting.com/BOKF2019.

BY ORDER OF THE BOARD OF DIRECTORS

Frederic Dorwart, Secretary
March 15, 2019
Tulsa, Oklahoma

BOK Financial | 4

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
To be held April 30, 2019

General

The enclosed proxy is solicited on behalf of the Board of Directors of BOK Financial Corporation for use at our annual meeting of shareholders. The annual meeting will be held on Tuesday, April 30, 2019, at 2:30 p.m. local time via live webcast at www.virtualshareholdermeeting.com/BOKF2019.

These proxy materials will be mailed on or about March 15, 2019 to holders of record of common stock as of the close of business on March 1, 2019.
Voting by Proxy

If you are the “record holder” of your shares (shares owned in your own name and not through a bank or brokerage firm), you may vote by phone, by mail, over the Internet, or in person (via live webcast) at the annual meeting. We encourage you to vote by phone, mail, or on the Internet in advance of the meeting even if you plan to attend the live webcast of the meeting.

If not revoked, your proxy will be voted at the annual meeting in accordance with your instructions marked on the proxy card. If you fail to mark your proxy with instructions, your proxy will be voted in accordance with the recommendations of the Board of Directors: (1) FOR the election of the twenty three (23) nominees for director listed in this Proxy Statement, (2) FOR the ratification of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2019, and (3) FOR the approval of the named executives’ compensation. If you are voting shares held in the BOK Financial Thrift Plan and you fail to mark your proxy with instructions, your shares will be voted by the Trustee of the Thrift Plan in the same ratio as those shares credited to the account of the Thrift Plan members who do give instructions to the Trustee.

If you hold your shares in “street name” (shares held in the name of a bank or broker on a person’s behalf), you must vote by following the instructions on the form that you receive from your broker or nominee. Without your instructions, your broker or nominee is permitted to use its own discretion and vote your shares on certain routine matters (such as Item 2), but is not permitted to use discretion and vote your shares on non-routine matters (such as Items 1 and 3). We urge you to give voting instructions to your broker on all voting items.

As to any other matter that may properly be brought before the annual meeting, your proxy will be voted as the Board of Directors may recommend. If the Board of Directors makes no recommendation, your proxy will be voted as the proxy holder named in your proxy card deems advisable. The Board of Directors does not know of any other matter that is expected to be presented for consideration at the annual meeting.

Any shareholder executing a proxy retains the right to revoke it any time prior to exercise at the annual meeting. A proxy may be revoked by (i) delivery of written notice of revocation to Frederic Dorwart, Secretary, at 124 East Fourth Street, Tulsa, Oklahoma 74103, (ii) execution and delivery of a later proxy to the address indicated on the proxy card, or (iii) voting the shares electronically at the annual meeting. If not revoked, all shares represented by properly executed proxies will be voted as specified therein.
Voting and Quorum Requirements at the Meeting

Only holders of shares of common stock of the Company at the close of business on March 1, 2019 (the “record date”) are entitled to notice of and to vote at the annual meeting. On the record date, there were 71,708,000 shares of common stock entitled to vote.

You will have one vote for each share of common stock of the Company held by you on the record date.

BOK Financial | 5

In order to have a meeting it is necessary that a quorum be present. The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

The affirmative vote of the holders of shares representing a majority of the voting power of the shareholders present or represented at the meeting in which a quorum is present and entitled to vote is required for approval of all matters other than election of directors. Directors are elected by the affirmative vote of the holders of shares representing a majority of the voting power of the shareholders present or represented at the meeting in which a quorum is present and entitled to vote for the election of directors, but if the number of nominees exceeds the number of directors to be elected (i.e. a contested election), the shareholders shall instead elect the directors by plurality vote of the shares present in person or by proxy.

George B. Kaiser currently owns approximately 53.6% of the outstanding common stock and plans to vote all of his shares.
Solicitation of Proxies

We are paying for all our costs incurred in soliciting proxies for the annual meeting. In addition to solicitation by mail, we may use our directors, officers and regular employees to solicit proxies by telephone or otherwise. These personnel will not be specifically compensated for these services. We will pay persons holding shares of common stock for the benefit of others, such as nominees, brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to the beneficial owner.
Annual Report

Our Annual Report to Shareholders, covering the fiscal year ended December 31, 2018, including audited financial statements, is enclosed. No parts of the Annual Report are incorporated in this Proxy Statement or are deemed to be a part of the material for the solicitation of proxies.
Principal Shareholders of the Company

To the extent known to the Board of Directors of the Company, as of March 1, 2019, the only shareholder of the Company having beneficial ownership of more than 5% of the shares of common stock of the Company is set forth below:

Name & Address of Beneficial Owner	Beneficial Ownership	Class
George B. Kaiser P.O. Box 21468, Tulsa, Oklahoma 74121-1468	38,427,249	53.6%

BOK Financial | 6

Security Ownership of Certain Beneficial Owners and Management

As of March 1, 2019, there were 71,708,000 shares of common stock issued and outstanding. The following table sets forth, as of March 1, 2019, the beneficial ownership of common stock of BOK Financial by those persons who were, at December 31, 2018, (i) the Chief Executive Officer (Steven G. Bradshaw), (ii) the Chief Financial Officer (Steven E. Nell), and (iii) the three other most highly compensated executive officers of the Company who were serving as executive officers at the end of 2018 (the “named executives”); each director and nominee; and, as a group, all such persons and other executive officers not named in the table.

Name of Beneficial Owner	Amount & Nature of Beneficial Ownership(1)		Percent of Class(2)
Alan S. Armstrong	1,725		*
Norman P. Bagwell	45,688	(3)	*
C. Fred Ball, Jr.	8,483	(4)	*
Steven Bangert	232,824	(5)	*
Peter C. Boylan, III	6,570	(6)	*
Steven G. Bradshaw	207,655	(7)	*
Chester E. Cadieux, III	3,250		*
Gerard P. Clancy	411	(8)	*
John W. Coffey	3,300		*
Joseph W. Craft, III	2,759		*
Jack E. Finley	525		*
Scott B. Grauer	55,721	(9)	*
David F. Griffin	42,341	(10)	*
V. Burns Hargis	17,730	(11)	*
Douglas D. Hawthorne	4,364	(12)	*
Kimberley D. Henry	1,350		*
E. Carey Joullian, IV	5,977	(13)	*
George B. Kaiser	38,427,249	(14)	53.6%
Stacy C. Kymes	53,118	(15)	*
Stanley A. Lybarger	32,859	(16)	*
Steven J. Malcolm	3,742	(17)	*
Steven E. Nell	70,536	(18)	*
E. C. Richards	4,792	(19)	*
Claudia San Pedro	150	(20)	*
Michael C. Turpen	2,238		*
R. A. Walker	3,670		*
All directors, nominees, and executive officers listed on page 26 (35 persons)			54.9%
* Less than one percent (1%)

(1)    Except as otherwise indicated, all shares are beneficially owned and the sole investment and voting power is held by the person named. Certain shares included here (i.e. options exercisable within 60 days and unvested restricted stock granted as of March 1, 2019) do not count towards an executive’s stock ownership for purposes of the BOKF Executive Stock Ownership Guidelines discussed on page 30.

BOK Financial | 7

(2)     All percentages are rounded to the nearest tenth, and are based upon the number of shares outstanding as of the date set forth above. For purposes of computing the percentages of the outstanding shares owned by the persons in the table, any shares such persons are deemed to own by having a right to acquire such shares by exercise of an option are included, but shares acquirable by other persons by the exercise of stock options are not included.

(3)    Includes 22,824 shares of restricted stock and 8,565.447 shares held in the BOK Thrift Plan.

(4)     Includes 5,267 shares owned by C. Fred Ball, Jr. IRA.

(5)     Includes 41,067 shares indirectly owned by Bangert Family Investments, LLLP, 22,950 shares indirectly owned by Remount Financial, LLC, and 11,041 shares owned by Mr. Bangert's wife.

(6)    Includes 2,000 shares indirectly owned by Boylan Capital Partners, LP and 4,570 shares indirectly owned by the Peter C. Boylan III Revocable Trust.

(7)    Includes 106,360 shares indirectly owned by the Steven G. Bradshaw Revocable Trust. Also includes 101,295 shares of restricted stock.

(8)     Includes 30 shares owned by IRA.

(9)    Includes options to purchase 6,233 shares of BOK Financial common stock immediately exercisable or becoming exercisable within 60 days. Also includes 25,383 shares of restricted stock and 9,212.3527 shares held in the BOK Thrift Plan.

(10)    Includes 38,903 shares indirectly owned by Doppler Investments, LP and 3,438 shares indirectly owned by the David F. Griffin Revocable Trust.

(11)    Includes 15,805 shares indirectly owned by Devonshire Holdings, LLC.

(12)    Includes 450 shares indirectly owned by Mr. Hawthorne’s wife’s partnership Tomahawk Springs, Ltd.

(13)    Includes 1,869 shares indirectly owned by JCAP, LLC.

(14)    Includes 3,000 shares owned by Mr. Kaiser's wife. 24,289,575 shares have been pledged as collateral.

(15)    Includes options to purchase 903 shares of BOK Financial common stock immediately exercisable or becoming exercisable within 60 days. Also includes 25,234 shares of restricted stock and 6,528.8109 shares held in the BOK Thrift Plan.

(16)    Includes 32,859 shares indirectly owned by the Stanley A. Lybarger Revocable Trust.

(17)    Includes 3,742 shares indirectly owned by the Steven J. Malcolm Revocable Trust.

(18)    Includes 34.70 shares held by 401(k) plan. Includes options to purchase 5,096 shares of BOK Financial common stock immediately exercisable or becoming exercisable within 60 days. Also includes 28,184 shares of restricted stock.

(19)    Includes 3,927 shares indirectly owned by the Emmet C. Richards Revocable Trust and 865 shares owned by Core Investment Capital, LLC.

(20)    Includes 150 shares indirectly owned by the San Pedro-Sund Joint Revocable Trust.

BOK Financial | 8

PROPOSAL ONE - ELECTION OF DIRECTORS

RECOMMENDATION

✓	The Board of Directors recommends that you vote FOR the 23 nominees.

Nominees and Vote Required to Elect Nominees

A board of twenty three (23) directors is to be elected at the annual meeting. The nominees for director who receive a majority of shares voting “FOR” their election shall be elected as directors. You may vote the number of shares of common stock you own for up to twenty three (23) persons. Unless you otherwise instruct by marking your proxy card, the proxy holders will vote the proxies received by them FOR the election of each of the twenty three (23) nominees named below, unless you hold your shares in street name, in which case your broker is not permitted to use its discretion and those votes will constitute broker non-votes.

If at the time of the annual meeting any of the nominees is unwilling or unable to serve, all proxies received will be voted in favor of the remainder of those nominated and for such substitute nominees, if any, as shall be designated by the Board and nominated by any of the proxies named in the enclosed proxy form. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

Term of Office

The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his or her successor has been elected and qualified.

Family Relationships

There are no family relationships by blood, marriage or adoption between any director or executive officer of the company and any other director or executive officer of the company.

Information about Nominees

Certain information concerning the nominees to the Board of Directors of the company is set forth below based on information supplied by the nominees. All information is as of March 1, 2019. All references in this Proxy Statement to “BOKF” shall mean BOKF, National Association, the banking subsidiary of BOK Financial Corporation, which operates through the following regional divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Bank of Oklahoma (“BOK”), Bank of Texas (“BOT”), Colorado State Bank and Trust, and Mobank. BOK Financial Securities, Inc., a registered broker/dealer and registered investment adviser, is a wholly-owned subsidiary of BOK Financial Corporation. No other corporation or organization listed below is a parent, subsidiary, or other affiliate of BOK Financial Corporation unless otherwise indicated.

BOK Financial | 9

BOARD OF DIRECTORS NOMINEES

Name	Age	Principal Occupation and Business Experience During Last 5 Years and Directorships of Other Public Companies	First Year Became a Director
Alan S. Armstrong	56	Chief Executive Officer, President, and a Director of The Williams Companies, Inc. (energy holding company) since January 2011. Mr. Armstrong's qualifications to sit on our Board of Directors include his energy sector and management expertise, civic leadership experience, and his knowledge of our head office area, gained in part as the 2015 Board Chair of the Tulsa Regional Chamber's Boards of Directors.	2013
C. Fred Ball, Jr.	74
Chief Operating Officer of Spyglass Trading, LP (purchase, sale and brokerage of securities). Retired as Senior Chairman of BOT in January 2015, and formerly its Chairman, Chief Executive Officer, and President. Before joining BOT in 1997, Mr. Ball was Executive Vice President of Comerica Bank-Texas and later President of Comerica Securities, Inc. He is a director of Mid-Con Energy Partners, LP and serves on its audit committee. Mr. Ball’s qualifications to sit on our Board of Directors include his almost four decades of experience in the banking industry and his involvement with the Texas market.
			1999
Steven Bangert	62
Vice-Chairman of Colorado-BOKF, NA. Mr. Bangert served as Chairman of the Board of Directors and Chief Executive Officer of CoBiz Financial, Inc. from September 1994 to September 2018 when it was acquired by BOK Financial Corporation. From August 1992 to March 1999, Mr. Bangert served as President and a director of Western Capital Holdings, Inc., formerly the bank holding company for River Valley Bank-Texas. From March 1992 to July 1998, Mr. Bangert also served as Chairman of the Board of River Valley Bank-Texas, and from April 1988 to July 1994, he served as Vice Chairman of the Board and Chief Executive Officer of River Valley Savings Bank-Illinois. From February 1994 to July 1998, Mr. Bangert served as a director and member of the Executive Committee of Lafayette American Bank. The Company believes Mr. Bangert's qualifications to serve as a director include his financial services industry experience, his merger and acquisition experience, his extensive board experience in the for-profit and not-for-profit world and his years of experience as a director of CoBiz Financial. In conjunction with the acquisition of CoBiz Financial, BOK Financial agreed to cause Mr. Bangert to be included in the slate of directors to be elected at the next annual shareholders meeting.
			2018

BOK Financial | 10

Peter C. Boylan, III	55
Co-Founder, Chairman, Director, President, and Chief Executive Officer of Cypress Energy Holdings, LLC (a pipeline inspection and integrity company serving the energy sector) since 2012. Mr. Boylan is also Chairman and Chief Executive Officer of Cypress Energy Partners, GP, LLC, that controls Cypress Energy Partners, L.P. (NYSE-traded master limited partnership). From 1994 through 2004, Mr. Boylan served in a variety of senior executive management positions of various public and private companies controlled by Liberty Media Corporation. Mr. Boylan’s qualifications to sit on our Board of Directors include his substantial public company board and senior executive management and leadership experience, and industry-specific expertise across a variety of industries (including energy, technology, banking, and media).
			2005
Steven G. Bradshaw	59
President and Chief Executive Officer of BOK Financial and BOKF, NA. Mr. Bradshaw became the chief executive at BOK Financial in January 2014 after previously serving in a number of roles at the Company since joining BOKF in 1991. Most recently he served as Senior Executive Vice President and was responsible for all aspects of consumer banking, corporate marketing, mortgage banking, investment securities, trust activities, treasury services, international banking, community development and Community Reinvestment Act responsibilities for all seven banking divisions within the Company. He also served as chairman of BOK Financial’s broker-dealer subsidiary, BOK Financial Securities, Inc. and had executive responsibility for Colorado State Bank and Trust and Mobank. Mr. Bradshaw’s qualifications to sit on our Board of Directors include his position and years of leadership at BOKF, and extensive knowledge of all aspects of our business.
			2014
Chester E. Cadieux, III	52	Chairman and Chief Executive Officer of QuikTrip Corporation (a gasoline and retail convenience chain) since 2002. Mr. Cadieux previously served as Vice President of Sales at QuikTrip Corporation. Mr. Cadieux’s qualifications to sit on our Board of Directors include his knowledge of finance and accounting, his management experience, and his knowledge of all of our geographic markets.	2005
Gerard P. Clancy	57	President, University of Tulsa, since November 2016. Prior to becoming President, Mr. Clancy served as Vice President for Health Affairs, Dean of the Oxley College of Health Services and held the Oxley Foundation Chair in Community Medicine, all at the University of Tulsa. Mr. Clancy's qualification to sit on our Board of Directors include his thirty years of leadership as a physician, twenty years of leadership as an academic and his understanding of the local community.	2018

BOK Financial | 11

John W. Coffey	56	Private investor and Chartered Financial Analyst. Mr. Coffey retired from the position of Managing Director, Wellington Management Company, LLP, (a private, investment management company) which he held from September 2007 until June 2017. Mr. Coffey's qualifications to sit on our Board of Directors include his extensive financial services expertise, understanding of business value, business risk and strategic decision making and experience with finance, accounting, securities markets, corporate governance, mergers and acquisitions, risk assessment and government relations.	2018
Joseph W. Craft, III	68	President, Chief Executive Officer and Director of Alliance Resource Partners, L.P. (a diversified coal producer and marketer) since 1999. Mr. Craft served as Chairman, President, Director and Chief Executive Officer of Alliance Holdings GP, L.P. from 2006-2018. Previously, he served as President of MAPCO Coal Inc. since 1986. Mr. Craft’s qualifications to sit on our Board of Directors include his extensive experience in corporate leadership, as well as his public company experience.	2007
Jack E. Finley	71	Self-employed certified public accountant. Mr. Finley was a partner with Grant Thornton LLP from 2011 to 2015. Previously, he served as National Practice Director at Hudson Financial Solutions and as an audit partner at KPMG. Mr. Finley's qualifications to sit on our Board of Directors include his four decades of experience as a certified public accountant and partner at two international accounting firms, predominately focused on banking and other financial services.	2017
David F. Griffin	53	Chairman and Chief Executive Officer of Griffin Capital, L.L.C. President and Chief Executive Officer, Griffin Communications, L.L.C. (owns and operates CBS- and CW-affiliated television stations plus associated websites, billboards, and radio stations in Oklahoma). Mr. Griffin was formerly President and General Manager, KWTV-9 (Oklahoma City). Mr. Griffin’s qualifications to sit on our Board of Directors include his significant expertise, experience, and background in corporate management and his involvement with both the Oklahoma City and Tulsa markets.	2003
V. Burns Hargis	73	President, Oklahoma State University. Prior to becoming OSU President, Mr. Hargis served as Vice Chairman, BOK Financial and BOK and Director of BOK Financial Securities, Inc. since 1993. Mr. Hargis was formerly Attorney and Shareholder of the law firm of McAfee & Taft (Oklahoma City, Oklahoma). Mr. Hargis’ qualifications to sit on our Board of Directors include his nearly three decades practicing law with a focus on financial reporting and litigation, including representing financial institutions and their boards, as well as having served for many years as our Vice Chairman.	1993

BOK Financial | 12

Douglas D. Hawthorne	71	Founding Chief Executive Officer Emeritus, Texas Health Resources. Prior to helping create Texas Health Resources in 1997, Mr. Hawthorne was Chief Executive Officer of Presbyterian Healthcare System. Mr. Hawthorne’s qualifications to sit on our Board of Directors include his knowledge of the healthcare sector and of the Texas market.	2013
Kimberley D. Henry	54	Executive director of Sarkeys Foundation, a private, charitable foundation that provides grants and gifts to Oklahoma’s non-profit organizations. Ms. Henry is the former First Lady of Oklahoma. Ms. Henry’s qualifications to sit on our Board of Directors include her knowledge of our geographic market, her leadership skills, and her extensive civic involvement, including participation on numerous boards of non-profit organizations.	2015
E. Carey Joullian, IV	58	Chairman, President and Chief Executive Officer of Mustang Fuel Corporation and subsidiaries; President and Manager, Joullian & Co., L.L.C.; Manager, JCAP, L.L.C. Mr. Joullian’s qualifications to sit on our Board of Directors include his significant experience and expertise in the oil and gas industry and his expertise in accounting.	1995
George B. Kaiser	76
Chairman of the Board and majority shareholder of BOK Financial and BOKF, NA; President, Chief Executive Officer, and principal owner of GBK Corporation, parent of Kaiser-Francis Oil Company (independent oil and gas exploration and production company); founder of Excelerate Energy and Argonaut Private Equity. Mr. Kaiser’s qualifications to sit on our Board of Directors include his four decades of executive leadership in the oil and gas industry, his broad perspective gained from involvement in diverse industries, his knowledge of our business, and his interest as the majority owner of our company.
			1990
Stanley A. Lybarger	69	Former President and Chief Executive Officer of BOK Financial and BOKF. Mr. Lybarger was previously President of BOK Oklahoma City Regional Office and Executive Vice President of BOK with responsibility for corporate banking. He is a director and chairman of the audit committee of Cypress Energy Partners GP, LLC. Mr. Lybarger’s qualifications to sit on our Board of Directors include his prior role as our Chief Executive Officer, his three decades of leadership positions with BOKF, and his extensive knowledge of all facets of the banking industry.	1991

BOK Financial | 13

Steven J. Malcolm	70
Retired Chairman, President and Chief Executive Officer of The Williams Companies, Inc. (energy holding company) and Williams Partners L.P. Mr. Malcolm was previously President and Chief Executive Officer of Williams Energy Services after serving as senior vice president and general manager of Midstream Gas and Liquids for Williams Energy Services. In December 2011, Mr. Malcolm became a director of ONEOK, Inc. and ONEOK Partners. Mr. Malcolm’s qualifications to sit on our Board of Directors include his experience in the energy sector as well as his public company and executive management expertise.
			2002
Steven E. Nell	57
Executive Vice President and Chief Financial Officer for BOK Financial and BOKF, NA. Mr. Nell is responsible for all accounting and financial reporting, corporate tax, capital markets, mergers and acquisitions, and investor relations. Mr. Nell joined BOK Financial in 1992 as manager of management accounting. He was named controller of management accounting in 1996 and corporate controller in 1999. He became Chief Financial Officer in 2001. Before joining BOK Financial in 1992, Mr. Nell was with Ernst & Young LLP for eight years auditing public and private companies. Mr. Nell’s qualifications to sit on our Board of Directors include his position and years of leadership at BOKF, and extensive knowledge of all aspects of our business.
			2018
E.C. Richards	69	Managing Member of Core Investment Capital, LLC. Prior to September 1999, Mr. Richards served as Executive Vice President and Chief Operating Officer for Sooner Pipe Corporation (distributor of tubular products worldwide with domestic and international operations), a subsidiary of Oil States International. Mr. Richards previously served on the BOK Financial Board of Directors from 1997 through 2001. Mr. Richards’ qualifications to sit on our Board of Directors include his diverse background in the private equity and distribution industries and his civic involvement.	2008

BOK Financial | 14

Claudia San Pedro	49
President of SONIC, part of the Inspire Brands, Inc. family of restaurants. San Pedro assumed her role at SONIC in January 2018. She joined SONIC in 2006 as vice president of investor relations and treasurer. Ms. San Pedro was promoted to executive vice president and chief financial officer in 2015, and was responsible for SONIC’s financial planning practices, as well as the brand’s relationship with lending institutions, shareholders, and the financial community. Prior to joining SONIC, she served as the director for the Oklahoma Office of State Finance, appointed by Governor Brad Henry in 2005. Ms. San Pedro's qualifications to sit on our Board of Directors include her knowledge in finance and accounting, public company executive management experience and knowledge of retail marketing across our geographic markets.
			Nominee
Michael C. Turpen	69	Partner at the law firm of Riggs, Abney, Neal, Turpen, Orbinson & Lewis in Oklahoma City, Oklahoma. Mr. Turpen previously served at Attorney General for the State of Oklahoma. He is serving his second 9-year term as a Regent for Oklahoma State Regents for Higher Education. Mr. Turpen's qualifications to sit on our Board of Directors include his legal expertise, his public services experience and leadership skills demonstrated through extensive involvement with non-profit boards and organizations.	2011
R. A. Walker	62
Chairman and Chief Executive Officer of Anadarko Petroleum Corporation. Mr. Walker was named Chairman in May 2013, having been named Chief Executive Officer in May 2012 and President in February 2010. He previously served as Chief Operating Officer from March 2009, and was Senior Vice President - Finance and Chief Financial Officer from 2005 until his appointment as Chief Operating Officer. Prior to joining Anadarko, he worked in the oil and gas industry, investment and commercial banking, and as an institutional investor. Mr. Walker was a director of CenterPoint Energy, Inc. and Temple-Inland, Inc., as well as Western Gas Equity Holdings, LLC and Western Gas Holdings, LLC, both of which are subsidiaries of Anadarko. Mr. Walker’s qualifications to sit on our Board of Directors include his knowledge of the energy sector and his public company expertise.
			2013

BOK Financial | 15

PROPOSAL TWO - RATIFICATION OF SELECTION OF AUDITOR

RECOMMENDATION

✓
The Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young LLP as the independent auditor of BOK Financial and its subsidiaries for the fiscal year ending December 31, 2019.

At least annually, the Audit Committee reviews the Company's independent public accounting firm to decide whether to retain such firm on behalf of the Company. Ernst & Young LLP ("EY") began serving as the Company’s independent auditor since its inception on October 24, 1990. The Audit Committee has selected EY as our independent auditor for the fiscal year ending December 31, 2019.

When conducting its latest review of EY, the Audit Committee considered, among other factors:

•	the professional qualifications of EY and that of the lead audit partner and other key engagement members relative to the current and ongoing needs of the Company;

•	EY's historical and recent performance on the Company's audits, including the extent and quality of EY's communications with the Audit Committee thereto;

•	the appropriateness of EY's fees relative to both efficiency and audit quality;

•	EY's independence policies and processes for maintaining its independence;

•
EY's tenure as the Company's independent public accounting firm and its related depth of understanding of the Company's business, operations and systems and the Company's accounting policies and practices; and

•	EY's capability, expertise and efficiency in handling the breadth and complexity of the Company's operations.

While we are not required to do so, the Company is submitting the selection of EY to serve as our independent auditor for the fiscal year ending December 31, 2019 for ratification, in order to ascertain the views of our shareholders on this appointment. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of EY are expected to participate in the annual meeting, will be available to answer shareholder questions and will have the opportunity to make a statement if they desire to do so.

BOK Financial | 16

PROPOSAL THREE - ADVISORY VOTE TO APPROVE THE
COMPENSATION OF NAMED EXECUTIVE OFFICERS

RECOMMENDATION

✓	The Board of Directors recommends that you vote FOR the approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.

Pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which added a new section 14A to the Securities Exchange Act, shareholders can vote to approve, not less frequently than once every three years, the compensation of the Company’s named executive officers disclosed in the Proxy Statement. This is commonly known as a “say on pay” vote. This allows our shareholders the opportunity to communicate annually to the Board of Directors their views on the compensation of our named executive officers through the following resolution:
“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
We are asking you to vote for the above resolution approving the compensation of our named executive officers. This vote is advisory in nature and non-binding; however, the Board of Directors will consider the shareholder vote when making future decisions regarding executive compensation. Our “say on pay” vote is included in our Proxy Statement every year, and the vote on the frequency of the “say on pay” proposal is held every six years.

The affirmative vote of the holders of a majority of the shares of common stock, present in person or by proxy, voted at the meeting, is required for the advisory approval of this resolution.

BOK Financial | 17

CORPORATE GOVERNANCE

Director Compensation

All non-officer directors of BOK Financial and BOKF receive a retainer of 75 shares per quarter, in accordance with the BOK Financial Directors Stock Compensation Plan, whether serving on one or both of the Boards of Directors. Director compensation shares are issued to each director on or before the 15th day following the end of each calendar quarter during which such director served as a member of the Board of Directors of BOK Financial or BOKF. All non-officer directors are also paid $1,250 in cash for each Board of Directors meeting attended, $750 in cash for each committee meeting attended (provided only one fee is paid when two or more committees meet contemporaneously), and $2,750 in cash for each committee meeting chaired. The Chairman of the Risk Committee and the Audit Committee receive $500 for each quarterly earnings release conference. Non-Oklahoma resident directors receive an additional $500 for attendance in person per meeting day. Non-officer Company directors were paid the following in 2018:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
Alan S. Armstrong	9,500	29,058	38,558
C. Fred Ball, Jr.	12,000	29,058	41,058
Steven Bangert	3,250	—	3,250
Peter C. Boylan, III	14,750	29,058	43,808
Chester Cadieux, III	6,500	29,058	35,558
Gerard P. Clancy	8,750	29,058	37,808
John W. Coffey	8,750	22,105	30,855
Joseph W. Craft	16,250	29,058	45,308
Jack E. Finley	21,000	29,058	50,058
David F. Griffin	22,250	29,058	51,308
V. Burns Hargis	12,000	29,058	41,058
Douglas D. Hawthorne	11,500	29,058	40,558
Kimberley D. Henry	8,750	29,058	37,808
E. Carey Joullian, IV	25,000	29,058	54,058
Robert J. LaFortune(3)	4,750	14,308	19,058
Stanley A. Lybarger	21,250	29,058	50,308
Steven J. Malcolm	10,000	29,058	39,058
E.C. Richards	13,000	29,058	42,058
Terry K. Spencer(4)	5,250	7,356	12,606
Michael C. Turpen	10,750	29,058	39,808
R. A. Walker	15,750	29,058	44,808

(1)	George B. Kaiser, a non-officer director, is not listed as he does not receive payment for serving as a director.

(2)
The BOK Financial Directors Stock Compensation Plan provides that the issuance price for the director compensation shares is the average of the mid-points between the highest price and the lowest price at which trades occurred on NASDAQ on the five trading days immediately preceding the end of the calendar quarter. Director shares were granted in 2018 at the following prices: first quarter, $92.70; second quarter, $98.08; third quarter, $95.19; and fourth quarter, $101.48. The Stock Awards column reflects actual payments made to the directors in 2018 for service in the fourth quarter of 2017 and the first three quarters of 2018. The total BOK Financial common stock owned by each director and nominee as of March 1, 2019 may be found in the Security Ownership of Certain Beneficial Owners and Management table on page 7.

(3)	Robert J. LaFortune resigned March 27, 2018.

(4)	Terry K. Spencer resigned June 21, 2018.

BOK Financial | 18

Attendance of Meetings

The entire Board of Directors of BOK Financial met four times during 2018. All directors of BOK Financial attended at least 75% of all meetings of the Board of Directors and committees on which they served. Although BOK Financial does not have a policy with respect to attendance by the directors at the Annual Meeting of Shareholders, directors are encouraged to attend. Twenty-two of the twenty-two members of the Board of Directors attended the 2018 Annual Meeting of Shareholders. The Board of Directors intends to meet at least four times in 2019.

Director Nominations

While the Board of Directors does not have a standing nomination committee, director candidates identified by management and members of the Board of Directors are discussed regularly at Board of Directors meetings. The Board has adopted a written policy on qualifications of directors, which states that directors will have all of the following characteristics: (i) impeccable integrity, (ii) strong sense of professionalism, and (iii) capability of serving the interests of stockholders, along with several of the following characteristics: (i) prominence in the community, (ii) ability to represent the views of under-represented constituencies in the Company’s market areas, (iii) financial analytical skill and expertise, and (iv) vision for social trends.

While the policy on director qualifications does not formally require diversity on the Board and the Company does not have a diversity policy, the policy states that the Board should encompass a diverse range of skill and expertise sufficient to provide prudent guidance to the Company, and have the right mix of characteristics and talents for the optimal functioning of the Board in its oversight of the Company. In considering a particular nominee, the Board will consider, in addition to the qualifications and characteristics described above, whether the potential director assists in achieving a mix of Board members that represents a diversity of background, perspective, and experience, including with respect to age, gender, race, place of residence, and specialized expertise.

The Board of Directors will consider director candidates recommended by stockholders if provided with the following: (i) evidence in accordance with Rule 14a-8 of compliance with stockholder eligibility requirements, (ii) the written consent of the candidate(s) for nomination as a director and verification as to the accuracy of the biographical and other information submitted in support of the candidate, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director, and (iv) all information regarding the candidate(s) and the submitting stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors. Any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated. The Board of Directors encourages stockholder director candidate recommendations.

Any stockholder that wishes to present a director candidate for consideration should submit the information identified above pursuant to the procedures set forth below under “Communication with the Board of Directors”.

BOK Financial | 19

Director Independence

The Board of Directors has determined that BOK Financial is a “controlled company,” as defined in Rule 5615(c)(1) of the NASDAQ listing standards, based on Mr. Kaiser's beneficial ownership of approximately 53.6% of the outstanding common stock. Accordingly, BOK Financial is exempt from certain requirements of the NASDAQ listing standards, including the requirement to maintain a majority of independent directors on the Company's Board of Directors and the requirements regarding the determination of compensation of executive officers and the nomination of directors by independent directors. Nevertheless, the Company maintains a substantial majority of independent directors, determines upper level management compensation through an independent board committee, and nominates new board members through board consensus. Further, the Audit Committee is comprised solely of independent board members. Further discussion regarding determination of independence may be found in the sections entitled “Audit Committee” and “Independent Compensation Committee”.

Compensation Committee Interlocks and Insider Participation

No voting member of the Compensation Committee has served as an officer of the Company, including its affiliates, at any time. None of our executive officers serve as a member of the Compensation Committee of any other company that has an executive officer serving as a member of the Company’s Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

BOK Financial | 20

Committees of the Board of Directors

The Risk Committee, Audit Committee, Independent Compensation Committee, and Credit Committee are described below.

Risk Committee

The Risk Committee assists the Board in its oversight of the Company’s risk management strategies, policies, and practices that identify, assess, monitor and manage the Company’s risks. The Risk Committee held four meetings in fiscal 2018.

Members	Responsibilities include oversight of
Walker (Chairman) Boylan Cadieux Clancy Coffey Finley Henry Malcolm

• Enterprise-wide risk management

• Capital planning and adequacy, including stress testing

• Market risk including rate, price, and liquidity

• Corporate-wide policy management framework

• Risk transfer program

• Mergers and acquisitions

• Alternative investments

• Operating risks including cybersecurity and information technology

• Counterparty risk

• Third party risk

• Compliance with laws and regulations

• Reports of examinations from regulators

BOK Financial | 21

Audit Committee

All of the Audit Committee members are “independent” as defined in Rule 5605(a)(2) of the NASDAQ listing standards. Director independence is determined through the procedures described under “Related Party Transaction Review and Approval Policy”. The Report of the Audit Committee is on page 24 of this Proxy Statement. The Audit Committee held twelve meetings in fiscal 2018. The Audit Committee has a charter, which is available on the Company’s website at www.bokf.com.

Members	Responsibilities include oversight of
Joullian (Chairman)(1) Finley Hawthorne Lybarger

• Accounting and financial reporting policies of the Company

• Internal controls over financial reporting

• Selection and reporting of the Company’s independent auditors

• Audits of the financial statements of the Company

• Related party reporting (other than related party credit transactions overseen by the Credit Committee)

• Reports of internal audits

• Review whistleblower complaints

(1)	The Board of Directors designated Mr. Joullian as its "audit committee financial expert," as defined in Item 407(d) of Regulation S-K.

Independent Compensation Committee

The Independent Compensation Committee administers a performance-based compensation plan for the Chief Executive Officer, direct reports of the Chief Executive Officer and other designated senior executives. The Independent Compensation Committee has a charter, which is available on the Company’s website at www.bokf.com.

The Committee does not delegate its authority. Compensation for all other officers is, in practice, determined by the Chief Executive Officer and Mr. Kaiser, the Chairman of the Board. The Independent Compensation Committee Report on Executive Compensation and the Compensation Discussion and Analysis may be found on pages 40 and 29 respectively. The Committee held two meetings in fiscal 2018.

Members	Responsibilities include approval of
Craft (Chairman) Cadieux(1) Griffin(1) Kaiser(1) Malcolm Richards	• Compensation of the Chief Executive Officer • Compensation of direct reports to the Chief Executive Officer • Compensation of other officers participating in the Company’s Executive Incentive Plan

(1)	Members are non-voting on matters pertaining to 162(m) of the Internal Revenue Code.

BOK Financial | 22

Credit Committee

The Credit Committee oversees the credit and lending strategies and objectives of BOKF, including overseeing credit risk management and the quality and performance of BOKF's credit portfolio. The Credit Committee met nine times during 2018.

Members	Responsibilities include oversight of
Griffin (Chairman) Armstrong Ball Bangert Boylan Bradshaw Craft Hargis Kaiser Lybarger Richards Turpen

• Quality of the Company’s credit portfolio and trends affecting the credit portfolio (and reporting to the Board regarding such quality and trends)

• Extension of credit exceeding amounts as determined from time to time by the Board

• Effectiveness and administration of credit-related policies and related party credit transactions

• Appropriateness of the allowance for loan losses and accrual for off-balance sheet credit losses

Independent Director Meetings

The Board of Directors has adopted a policy of regularly scheduled executive sessions where independent directors meet separately from management. The independent directors plan to meet in executive session after all regularly scheduled Board of Directors meetings. The independent directors held four executive sessions during 2018. The presiding director at the executive sessions is Mr. Kaiser. Stockholders of the Company may communicate their concerns to the non-management directors in accordance with the procedures described below under “Communication with the Board of Directors.”

Communication with the Board of Directors

The Board of Directors of BOK Financial believes that it is important for stockholders to have a process to send communications to the Board. Accordingly, stockholders who wish to communicate with the Board of Directors, or a particular director, may do so by sending a letter to the Director of Investor Relations of BOK Financial at P.O. Box 2300, Tulsa, Oklahoma 74192. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” Such letters should identify the author as a stockholder and state whether the intended recipients are all members of the Board of Directors or certain specified individual directors. The Director of Investor Relations and the General Counsel will independently review the content of the letters. Communications which are constructive suggestions for the conduct of the business or policies of the Company will be promptly delivered to the identified director or directors. Communications which are complaints about specific incidents involving banking or brokerage service will be directed to the appropriate business unit for review. Director nominations will be reviewed for compliance with the requirements identified in the section of this proxy entitled “Director Nominations,” and if meeting such requirements, promptly forwarded to the director(s) identified in the communication.

BOK Financial | 23

Report of the Audit Committee

In 2018, the Audit Committee (the “Committee”) oversaw the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee discussed and reviewed the audited consolidated financial statements included in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting policies, reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed the Ernst & Young LLP opinion on the conformity of the audited consolidated financial statements with U.S. generally accepted accounting principles with Ernst & Young LLP, the independent registered public accounting firm. This discussion included their judgments as to the quality, not just the acceptability, of the Company's accounting policies, and other matters as required to be discussed with the Committee by the standards of the Public Company Accounting Oversight Board ("PCAOB"), including PCAOB Auditing Standard No. 1301, Communications with Audit Committees, the rules of the Securities and Exchange Commission and other applicable regulations. In addition, the Committee has discussed with Ernst & Young LLP the firm’s independence from the Company, including matters in the firm’s independence letter required by the PCAOB, and considered the compatibility of any non-audit services with the firm’s independence.

The Committee also reviewed and discussed with management and Ernst & Young LLP the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the firm’s audit of internal control over financial reporting. The Committee meets at least quarterly with the Company's internal auditors and Ernst & Young LLP, with and without management present, regarding the overall scope and plans for their respective audits and the results of those audits, including their evaluations of internal control over financial reporting and the overall quality of the Company’s financial reporting.

The Committee is governed by a charter which is available for review at www.bokf.com. Each of the members of the Committee qualifies as an “independent” Director under the current NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Board of Directors has appointed E. Carey Joullian IV as the “audit committee financial expert”.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

The Committee and the Board have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

AUDIT COMMITTEE
E. Carey Joullian IV, Audit Committee Chairman
Jack E. Finley
Douglas D. Hawthorne
Stanley A. Lybarger

BOK Financial | 24

Principal Accountant Fees and Services

Audit Fees. Fees paid to Ernst & Young LLP (“EY”) for the audit of the annual consolidated financial statements included in BOK Financial’s Annual Report on Form 10-K, for the review of the consolidated financial statements included in BOK Financial’s Forms 10-Q for the quarters included in the years ended December 31, 2018 and 2017 and various subsidiary audits were $2,201,225 and $2,076,375 respectively.

Audit-Related Fees. Fees paid to EY for SOC 1 reports and other audit-related functions were $506,325 and $296,575 respectively, for the years ended December 31, 2018 and 2017.

Tax Fees. Fees paid to EY associated with tax consultation and planning were $42,088 and $23,292 respectively, for the years ended December 31, 2018 and 2017.

All Other Fees. Fees paid to EY for other services, including trust tax return preparation that is reimbursed by our clients, were $1,057,151 and $1,008,334 respectively, for the years ended December 31, 2018 and 2017.

The Audit Committee has a policy on auditor independence requiring the approval by the Committee of all professional services rendered by BOK Financial’s independent auditor prior to the commencement of the specified services. 100% of the services described in ”Audit Fees”, “Audit-Related Fees”, “Tax Fees” and “All Other Fees” were approved by the Audit Committee in accordance with BOK Financial’s policy on auditor independence and approval of fees.

Board Leadership Structure

The positions of Chief Executive Officer and Chairman of the Board are not held by the same person. Mr. Bradshaw, the President and Chief Executive Officer, brings Company-specific experience and expertise to the role, while Mr. Kaiser, the Chairman of the Board, brings experience, oversight, and expertise from outside the Company and industry. Mr. Kaiser is also the majority shareholder of BOK Financial, giving him additional incentive to ensure the success of the Company. Keeping the positions of Chief Executive Officer and Chairman separate allows the Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board believes that having separate Chief Executive Officer and Chairman positions and having an outside director serve as Chairman is the appropriate leadership structure for the Company at this time, given the characteristics and circumstances of the Company, and demonstrates our commitment to good corporate governance. It provides the appropriate balance between strategy development and independent oversight of management.

Board Role in Oversight of Risk

The Board has an active role, as a whole and also at the committee level (as disclosed in the descriptions of the committees in this Proxy Statement), in overseeing management of the Company’s risks. The full Board maintains responsibility for general oversight of strategic risks, and regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Independent Compensation Committee is responsible for overseeing the management of risks relating to the Company’s compensation policies and programs. The Risk Committee manages enterprise-wide risk management programs including capital planning, liquidity, interest rate, and operations risk as well as compliance with legal and regulatory requirements. The Audit Committee manages risks associated with accounting and financial reporting and internal controls. The Credit Committee manages risks associated with the Company’s credit portfolio and credit-related policies. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors oversees overall strategic and reputational risks, and is regularly informed through committee reports and reports directly from officers responsible for oversight of various risks within the Company.

BOK Financial | 25

Executive Officers

Certain information concerning the executive officers of BOK Financial and its subsidiaries is set forth below;

Norman P. Bagwell
Executive Vice President, Regional Banks
Chairman and Chief Executive Officer, Bank of Texas

Norman P. Bagwell, age 56, is Executive Vice President, Regional Banks of BOK Financial and Chief Executive Officer and Chairman of Bank of Texas, with responsibility for the six regional markets and the Oklahoma City market, which includes all lines of business, with an emphasis on commercial banking, business banking, and treasury services. Mr. Bagwell has almost three decades of banking experience in Texas. Prior to joining Bank of Texas in 2008, he served as President of the Dallas Region for JPMorgan Chase, and previously served as President of the Dallas Region for Bank One.

Steven G. Bradshaw
President and Chief Executive Officer

Steven G. Bradshaw, age 59, is President and Chief Executive Officer of BOK Financial and BOKF, NA. Mr. Bradshaw became the chief executive at BOK Financial in January 2014 after previously serving in a number of roles at the Company since joining BOKF in 1991. Most recently he served as Senior Executive Vice President and was responsible for all aspects of consumer banking, corporate marketing, mortgage banking, investment securities, trust activities, treasury services, international banking, community development and Community Reinvestment Act responsibilities for all seven banking divisions within the Company. He also served as chairman of BOK Financial’s broker-dealer subsidiary, BOK Financial Securities, Inc. and had executive responsibility for Colorado State Bank and Trust and Mobank.

Joseph A. Gottron, II
Executive Vice President, Chief Information Officer

Joseph A. Gottron, II, age 55, is Executive Vice President and Chief Information Officer of BOK Financial. Mr. Gottron was named Chief Information Officer in September 2017. In his role, Mr. Gottron leads the Operations and Technology division, which enables and supports almost every facet of the Company. Prior to joining BOK Financial in November 2016 as Chief Technology Officer, Mr. Gottron served as Chief Administrative Officer of Heartland Bank in Gahanna, Ohio. Prior leadership roles included eight years at Cardinal Health, where he held the position of Chief Information Officer of the Pharmaceutical Segment and six years at Huntington Bancshares, where he led the technology team as the Chief Information Officer. He started his career at IBM holding a variety of roles over the course of 16 years.

Scott B. Grauer
Executive Vice President, Wealth Management
Chief Executive Officer of BOK Financial Securities, Inc.

Scott B. Grauer, age 54, is Executive Vice President, Wealth Management of BOK Financial and Chief Executive Officer and Chairman of the Company’s broker-dealer subsidiary, BOK Financial Securities, Inc. In his current role, Mr. Grauer is responsible for the Company’s wealth management business lines in all markets, including Institutional Wealth, The Private Bank, and International Banking. He also serves as chairman of both of the Company’s registered investment advisers, Cavanal Hill Investment Management and The Milestone Group. Mr. Grauer joined BOK Financial in 1991 as part of the company’s acquisition of an independent retail brokerage operation and was named manager of BOK Financial Securities, Inc. retail in 1996. In late 1999, he was named president and Chief Executive Officer of the firm and assumed responsibilities for retail, institutional and investment banking activities when BOK Financial first combined these units under one organization.

BOK Financial | 26

Martin E. Grunst
Executive Vice President and Chief Risk Officer

Martin E. Grunst, age 52, is Executive Vice President and Chief Risk Officer of BOK Financial. As Chief Risk Officer, Mr. Grunst is responsible for enterprise-wide risk management, information security, and ensuring the company’s compliance with government regulations. Mr. Grunst served as treasurer of BOK Financial from 2009-2016. Before joining BOK Financial as treasurer in 2009, he served as treasurer for Citizens Bank and Citizens Republic Bancorp in Michigan for six years, where he had the additional responsibility of managing corporate finance. Previously, Mr. Grunst was with Bank One (now JPMorgan Chase) in Columbus, Ohio, where he worked in treasury, corporate finance, and line of business finance roles, including asset liability manager and finance manager for Banc One Ohio Corporation, manager of acquisition planning for the credit card line of business, finance manager for commercial real estate lending, asset liability manager for the retail line of business, and finance manager for consumer lending.

Rebecca D. Keesling
Executive Vice President and Chief Auditor

Rebecca D. Keesling, age 46, is Executive Vice President and Chief Auditor of BOK Financial, responsible for ensuring the Company’s internal controls are designed properly and operating effectively and performing independent assessments of the Company’s compliance with various laws and regulations. Previously, Ms. Keesling was Senior Vice President and Manager of Loan Portfolio Reporting, where she managed a team responsible for financial reporting as it pertained to the loan portfolio and allowance for credit losses. Ms. Keesling joined BOK Financial in 2004 as Vice President and Corporate Audit Manager. Prior to joining BOK Financial, Ms. Keesling spent 10 years in the public accounting industry primarily with Ernst & Young LLP auditing private and publicly owned companies.

Stacy C. Kymes
Executive Vice President, Corporate Banking

Stacy C. Kymes, age 48, is Executive Vice President, Corporate Banking of BOK Financial.  Mr. Kymes oversees all the specialized banking areas within the Commercial Banking division, including energy, commercial real estate, healthcare and commercial strategies. He also has oversight for TransFund, the eighth largest ATM network in the US. Prior to his appointment to his current position in 2015, Mr. Kymes served as Chief Credit Officer and was responsible for all aspects of credit administration for BOK Financial, including credit approval, policy administration, loan portfolio reporting, loan and appraisal review, and loan workouts.  Mr. Kymes joined BOK Financial in 1996 and has held a number of positions in various areas of the company’s finance and credit divisions including Chief Auditor, Controller, Director of Corporate Development and Treasurer.

Derek S. Martin
Executive Vice President, Consumer Banking Services

Derek S. Martin, age 48, is Executive Vice President - Consumer Banking of BOK Financial. Mr. Martin oversees all consumer, small business and mortgage banking functions operating under seven brands across eight states. He is also responsible for BOK Financial’s Corporate Marketing division. He joined BOK Financial in 1994 and has held a variety of roles across the consumer bank. Prior to his current position, he was the head of Strategic Services, which was responsible for strategy, digital banking and origination, business intelligence and analytics, operations, contact center, small business, credit delivery and various product lines.

BOK Financial | 27

Marc C. Maun
Executive Vice President and Chief Credit Officer

Marc C. Maun, age 60, is Executive Vice President, and Chief Credit Officer of BOK Financial.  Most recently, Mr. Maun served BOK Financial for two years as the Chairman and Chief Executive Officer of Bank of Oklahoma, Oklahoma City.  Since joining BOK Financial in 1985, Mr. Maun has overseen significant business divisions such as Treasury, International Banking, Mergers and Acquisitions, Corporate Banking and Correspondent Banking. Before moving to Oklahoma City in 2013, Mr. Maun was chairman and Chief Executive Officer of Mobank.

John C. Morrow
Senior Vice President and Chief Accounting Officer

John C. Morrow, age 63, is Senior Vice President and Chief Accounting Officer of BOK Financial. Mr. Morrow is responsible for the Company’s financial reporting and accounting policies, internal controls over financial reporting, corporate tax, and accounting operations. He joined BOK Financial as financial reporting manager in 1993 and became chief accounting officer in 2009. He was previously with Ernst & Young LLP for 10 years, primarily serving public and privately owned financial institutions.

Steven E. Nell
Executive Vice President and Chief Financial Officer

Steven E. Nell, age 57, is Executive Vice President and Chief Financial Officer of BOK Financial and BOKF, NA. Mr. Nell is responsible for all accounting and financial reporting, corporate tax, capital markets, mergers and acquisitions, and investor relations. Mr. Nell joined BOK Financial in 1992 as manager of management accounting. He was named controller of management accounting in 1996 and corporate controller in 1999. He became Chief Financial Officer in 2001. Before joining BOK Financial in 1992, Mr. Nell was with Ernst & Young LLP for eight years auditing public and private companies.

Kelley E. Weil
Chief Human Resources Officer

Kelley E. Weil, age 42, is Executive Vice President, Chief Human Resource Officer of BOK Financial. She is responsible for the design and delivery of the Company's human capital strategy, which focuses on strengthening the employee experience. Ms. Weil joined BOK Financial in 2015 as the director of human resource operations and employee relations. Most recently, Ms. Weil worked for Williams Companies, Inc., where she served as director of human resources operations, employee relations and senior human resource business partner. Prior to relocating to Tulsa, her roles included senior vice president of human resources for PlainsCapital Bank, now a part of Hilltop Holdings, and director of employee benefits and talent acquisition for a 1,200-bed hospital, Covenant Health System.

BOK Financial | 28

COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Program Overview

The BOK Financial executive compensation program is designed to attract and retain executives whose judgment, leadership abilities and special efforts result in successful operations for the Company and an increase in shareholder value. Various components of the program work together to:

▪	Reward sustained, above peer performance

▪	Encourage both individual performance and teamwork

▪	Link compensation to operational and strategic results

▪	Align executive interests with shareholder interests

▪	Discourage inappropriate risk taking

▪	Keep BOK Financial compensation competitive with peer banks

▪	Create long-term commitment to the Company

The BOK Financial executive compensation program includes:

▪	Salary

▪	Executive Incentive Compensation (annual and long-term)

▪	401(k) Plan

The Compensation Committee (the "Committee") has responsibility for establishing, implementing and approving the Company’s general compensation philosophy with regard to the senior executive officers who participate in the Company’s Executive Incentive Plan (referred to as the “Executive Incentive Plan” or the “Plan”). The Committee receives guidance from the Chief Executive Officer (the “CEO”), who assists in evaluating employee performance, recommending business performance targets and objectives and suggesting salary levels and awards for executives (other than himself).

Throughout this proxy statement, the Company's Chief Executive Officer, Chief Financial Officer (the "CFO"), and the three most highly compensated executive officers other than the CEO and CFO who were serving as executive officers at the end of the last completed fiscal year are referred to as the “named executives” or the “named executive officers”.
2018 Executive Compensation Summary

No material changes were made to Executive Compensation in 2018. In 2018, the Committee considered the results of the advisory vote by shareholders on the “say-on-pay” proposal presented to shareholders at the April 24, 2018 annual meeting. As reported in the Company’s Form 8-K filed with the SEC on April 27, 2018, there was significant support by shareholders for the compensation program offered to the Company’s named executive officers. Accordingly, the Committee made no direct changes to the Company’s executive compensation program as a result of the say-on-pay vote. The Company’s executive compensation program continued to focus on pay for performance, aligning executive interests with those of the Company’s shareholders, achieving a balance between annual and long-term incentives and monitoring for the creation of incentives that create an excessive amount of risk.

BOK Financial | 29

Promoting Long-Term Growth and Discouraging Excessive Risk Taking
Review and Oversight of Risk

In 2010, the Office of the Comptroller of the Currency, the Federal Reserve Board of Governors and other regulatory agencies issued Interagency Guidance on Sound Incentive Compensation Policies (the “Compensation Guidance”). In response, Company management formed a review committee consisting of members from human resources, audit, risk management, accounting, finance, legal, compliance and the various business lines (the “Incentive Risk Review Committee”). The Incentive Risk Review Committee undertook review of all the compensation plans of the Company in accordance with the Compensation Guidance. The Compensation Guidance required the Company to assess the balance of risk and reward in all compensation plans, the effectiveness of controls and risk management and the effectiveness of corporate governance, including Board of Director oversight. The Incentive Risk Review Committee reported to the Committee that the Company plans had a satisfactory balance of risk and reward and that controls, risk management and corporate governance were adequate. The Incentive Risk Review Committee reviews all new plans and any material changes to existing plans in accordance with the Compensation Guidance to continually assess the balance of risk and reward in the Company’s compensation plans. The Incentive Risk Review Committee reports the results of this review to the Committee on an annual basis.

Significant Equity Ownership

The stock ownership guidelines for executive management were reviewed and revised by the Committee in December 2014 from a fixed-share guideline to a multiple of base salary guideline. The purpose of the ownership guidelines is to encourage executive investment in the enterprise and to align the interest of the executive with those of long-term Company shareholders. Under the revised guidelines, each named executive is encouraged to retain ownership of shares equaling the following amount of his base salary:

Executive Name	Multiple of Base Salary
Steven G. Bradshaw	6 X base salary
Steven E. Nell	5 X base salary
Scott B. Grauer	4 X base salary
Stacy C. Kymes	4 X base salary
Norman P. Bagwell	4 X base salary

The named executives were encouraged to comply with the BOKF Executive Stock Ownership Guidelines by April 1, 2018. All 5 named executives met the annual guidelines as of April 1, 2018. The Executive Stock Ownership Guidelines calculate stock ownership using a first quarter, 90-day average. The 90-day average per share price for the first quarter of 2018 was $96.39. The Committee reviews compliance with the Executive Stock Ownership Guidelines annually. Unvested service shares, performance shares, and stock options do not count towards ownership. For a further accounting of BOK Financial named executive equity ownership see the beneficial ownership table on page 7. Base salary may be found in the Summary Compensation Table on page 42.
Shareholder and President and Chief Executive Officer Emphasis on Long-Term Success

George B. Kaiser, the largest BOK Financial shareholder and Chairman of the BOK Financial Board, and Steven G. Bradshaw, BOK Financial President and Chief Executive Officer, emphasize a long-term approach to management, reducing pressure on executives to realize short-term gains to the detriment of overall long-term success.

BOK Financial | 30

Recoupment of Incentive Compensation

Under the Plan, in the event incorrect financial information or results were used as a basis for calculation of incentive compensation under the Plan, the Board of Directors may direct remedial action including the forfeiture of unpaid incentive compensation and/or the restitution of paid incentive compensation. The Board of Directors may require forfeiture or restitution from any executive who is accountable for the incorrect financial information or results, as well as any executive who erroneously benefits from the incorrect financial information or results.
Evaluating Executive Compensation Relative to Peer and Overall Earnings Performance
By basing the Executive Incentive Plan on peer bank comparison, the Company avoids penalizing executives for general industry and economic downturns and encourages executives to produce the best possible results in good and bad economic times. All of the named executives receive a percentage of their annual incentive based on the per share earnings growth (“EPS Growth”) of the Company compared to peer banks’ EPS Growth. In 2018, Bradshaw was eligible to receive 80% of his annual incentive based on EPS Growth, Nell - 60%, Bagwell - 40%, Kymes - 40% and Grauer - 40%, as more fully described under “Annual Incentive Bonus” on page 33. Long-term target compensation, as more fully described under “Long Term Incentive Compensation” on page 36, is based on comparison to the peer bank median, adjusted by the Committee, and is paid in restricted stock, which by the terms of the Plan are performance based. The Committee’s goal has always been to provide competitive remuneration to executives to enable BOK Financial to hire and retain top talent. The Committee has reviewed previous years’ earnings per share performance relative to the peer banks and compensation paid to named executives relative to compensation paid for similar positions at the peer banks.
Factors Used for Establishing Executive Compensation
The following is an explanation of the primary data, metrics and criteria used by the Committee to determine compensation as more fully described in “Components of Compensation” below:

Earnings Per Share Growth Compared to Peers

•	EPS Growth is a component of the annual and long term incentive under the Executive Incentive Plan.

•	The Committee views EPS Growth as an important variable used in public markets to measure profitability and determine the Company’s stock price and, thus, shareholder value.

Business Performance

•
“Business Performance” is determined by comparing the two year average actual financial contribution of a business unit of the Company to its planned performance. Business Performance targets are established using standard Company methodologies and approved annually by the Committee.

•	Linking compensation to Business Performance motivates executives to achieve superior results in their particular business units, contributing to Company-wide profitability.

Strategic Objectives

•	At the beginning of each year, the President and CEO meets with each of the named executives to establish individual strategic objectives.

•	Strategic Objectives focus the executive team on effectively managing risk and building organizational capability.

•	Progress is discussed with each executive periodically throughout the year.

BOK Financial | 31

Peer Group Compensation Data

•	The Company’s internal compensation group completes an annual peer review of executive compensation using publicly available information, including proxy statements.

•	The Committee uses this information to assist in setting salary and to establish annual and long-term compensation targets in accordance with the Plan.

•	The Committee annually updates the peer group of bank holding companies in accordance with the following guidelines that were updated at the end of 2015:

•
The peer banks will include only publicly-traded, SEC registered, United States bank holding companies (BHCs) with assets ranging from $10 billion smaller to $10 billion larger than BOKF, per the most recently filed annual report.

•
The peer group size will not be less than 14 nor greater than 24. If asset range causes a group of less than 14 peers, the next BHC, greater or smaller in asset size, will be included in the peer group.

•	The Committee uses the peer group for determining comparable executive compensation and relative EPS Growth.

For 2018, the Committee determined the "Peers" for the period ending December 31, 2018:

Financial Institution
Associated Banc-Corp	Hancock Whitney Corporation
BankUnited, Inc.	Synovus Financial Corp
Commerce Bancshares, Inc.	Texas Capital Bancshares, Inc.
Cullen/Frost Bankers, Inc.	Umpqua Holdings Corporation
East West Bancorp, Inc.	Valley National Bancorp
First Citizens Bancshares	Webster Financial Corporation
First Horizon National Corporation	Wintrust Financial Corporation
F.N.B. Corporation

BOK Financial | 32

Components of Executive Compensation
Comparable Executive Position

For purposes of determining salary and setting targets for both annual and long-term incentive, each named executive’s position is compared to the Peers' executive positions, based upon information reported in shareholder proxy statements or third party compensation survey data (McLagan peer survey data for top corporate banking executives), as follows (each a “Comparable Executive Position”): the Company’s CEO is compared against the chief executive officers of the Peers; the CFO is compared against the chief financial officers of the Peers; and Bagwell, Kymes, and Grauer are compared to highest paid positions (excluding the chief executive officer and the chief financial officer) of the Peers.

Salary

In determining base salary, the Committee is directed by the Plan to compare the median base salary of each named executive to that of the Comparable Executive Position from either shareholder proxy statements of the Peers, or from a nationally recognized executive compensation survey in the case of a named executive whose Comparable Executive Position is not contained in the proxy statements of the Peers. Adjustments to base salary of a named executive may occur based upon a named executive’s experience, scope and scale of position, performance history and effectiveness in building organizational capabilities. For 2018, the BOK Financial base salary for each of the named executives compared to the median of his Peer was as follows:

Executive Name	BOKF Base Pay Compared to Peer Median for Comparable Executive Position
Steven G. Bradshaw	105%
Steven E. Nell	115%
Scott B. Grauer	103%
Stacy C. Kymes	102%
Norman P. Bagwell	101%

Executive Incentive Compensation

The Executive Incentive Plan allows the named executives, and certain executives that report directly to, or are designated by, the CEO, to earn (1) an annual cash incentive, which has historically been paid in the first quarter of the year following that to which the service relates, and (2) long-term incentive, which may be paid through the award of stock options, service-based restricted stock, performance-based restricted stock, or a combination of service-based and performance-based restricted stock, or stock options, as determined by the Committee. For 2018, the Committee elected to award long-term incentive in the form of restricted shares. No annual cash incentive for any one named executive may exceed $2,000,000. No more than 150,000 shares of restricted stock and 250,000 stock options may be issued to a single named executive in any one year. Share-based compensation is awarded on the second business Friday in January.

BOK Financial | 33

Annual Incentive Bonus

The “Annual Incentive Bonus” is determined as follows:

(i)
The target Annual Incentive Bonus for each named executive is determined annually by the Committee and is a percentage of base salary. The Committee reviews the median Annual Incentive Bonus for named executives’ Comparable Executive Position and adjusts the target Annual Incentive Bonus based upon factors determined by the Committee such as years in the position, responsibilities and performance (the “Annual Incentive Target”). A named executive is entitled to 200% of his Annual Incentive Target if the Company’s earnings per share for the performance period equals or exceeds $1.00 per share. The Committee may decrease the payout of the Annual Incentive Bonus based upon Earnings per Share Performance (described below) and Business Performance (described below) or such other factors as determined by the Committee.

(ii)
“Earnings Per Share Performance” is the percentile ranking of the Company after (a) calculating the two year average earnings per share growth (“Average Growth”) for each Performance Peer and for the Company and (b) ranking the Company’s Average Growth compared to the Peers Average Growth, starting with the highest Average Growth and ending with the lowest Average Growth. A named executive shall earn that portion of his or her Annual Incentive Bonus based upon Earnings Per Share Performance (an “EPS Bonus”) using a linear interpolation pursuant to which 0% of the EPS Bonus shall be earned if the Earnings Per Share Performance is below the 30th percentile, 33% of the EPS Bonus shall be earned if the Earnings Per Share Performance is at the 30th percentile, 100% of the EPS Bonus shall be earned if the Earnings Per Share Performance is at the 50th percentile, and 200% of the EPS Bonus shall be earned if the Earnings Per share Performance is at the 80th percentile or above, as illustrated in the following matrix:

BOK Financial | 34

(iii)
A named executive shall earn that portion of his Annual Incentive Bonus based upon Business Performance (the “Business Performance Bonus”) using a linear interpolation pursuant to which 0% of the Business Performance Bonus shall be earned if Business Performance is below 80%, 33% of the Business Performance Bonus shall be earned if 80% of Business Performance is achieved, 100% of the Business Performance Bonus shall be earned if 100% of Business Performance is achieved, and 200% of the Business Performance Bonus shall be earned if 120% or more of Business Performance is achieved as illustrated in the following matrix:

(iv)
Each named executive is eligible to receive 20% of his Annual Incentive Bonus based on the Strategic Objective goal achievement.  The Strategic Objectives are established by the Chief Executive Officer and were reviewed and approved by the Committee on February 27, 2018 for service performed in 2018.  Strategic Objectives recognize the importance of focus by the named executive on effectively managing risk and building organizational capability.

(v)	For 2018, the Annual Incentive Targets and payouts for the named executives are as follows:

Annual Incentive Bonus Factors
Executive Name	Target Award % of Base	BOKF EPS Growth		Business Performance(2)		Strategic Objectives		Final Payouts (4)
		Weight	Payout (%) (1)	Weight	Payout (%)	Weight	Achieved (%)(3)	($)	% of Base
Steven G. Bradshaw	100%	80%	200%	—%	—%	20%	100%	$1,800,000	180%
Steven E. Nell	70%	60%	200%	20%	161%	20%	100%	$639,275	121%
Scott B. Grauer	75%	40%	200%	40%	147%	20%	95%	$597,086	118%
Stacy C. Kymes	90%	40%	200%	40%	131%	20%	100%	$628,145	137%
Norman P. Bagwell	90%	40%	200%	40%	123.5%	20%	100%	$613,528	135%

(1)	For 2018, BOKF Earnings per Share performance percentile rank was 92.8% based on the 2017 peer group. This is above the 80th percentile maximum, resulting in a 200% payout.

(2)
Nell's Business Performance is based on overall Company performance; Grauer's Business Performance is based on the Wealth Management business unit performance; Kymes' Business Performance is based on the Commercial Banking business unit performance; and Bagwell's Business Performance is based on the Regional Banking unit performance. Targets are established annually by standard Company methodologies.

(3)
At the February 26, 2019 Compensation Committee meeting, Bradshaw presented his detailed assessments of the executives' performance against the strategic objectives established by the Committee, and the Committee approved those achievement percentages. Bradshaw's achievement percentage was determined by the Committee on that date.

(4)	Final payouts were approved by the Committee on February 26, 2019.

BOK Financial | 35

Long Term Incentive Compensation

“Long Term Incentive Compensation” is determined as follows:

(i)
The Long Term Incentive Compensation target amount for each Comparable Executive Position at each Peer is calculated based upon such Peers' latest proxy statements (the “Peer Long Term Incentive Compensation Amount”).

(ii)
The Long Term Incentive Compensation awarded to each named executive is based upon the median of all the Peer Long Term Incentive Compensation Amounts corresponding to such Plan participant’s Comparable Executive Position, adjusted by the Committee using such factors as years in the position, responsibilities, and performance. The amounts paid to the Executives as restricted stock awards may be found in column (e) of the Summary Compensation Table on page 42.

(iii)	For 2018, the named executives were awarded the following percentage of Long Term Incentive Compensation:

Executive Name	2018 LTI Target (as a % of base)	Performance-Based (as a % of target)	Service-Based (as a % of target)
Steven G. Bradshaw	200%	100%	-
Steven E. Nell	110%	70%	30%
Scott B. Grauer	110%	70%	30%
Stacy C. Kymes	115%	70%	30%
Norman P. Bagwell	105%	70%	30%

Long Term Incentive Compensation is paid through the award of service-based restricted stock, performance-based restricted stock, or a combination of service-based and performance-based restricted stock, as determined by the Committee annually prior to March 15 of the applicable year. Service-based and performance-based restricted stock is issued pursuant to, and subject to the additional terms of (including restrictions and forfeiture), the BOK Financial Corporation 2009 Omnibus Incentive Plan (the “Omnibus Plan”). Performance-based restricted stock vests once such performance-based restricted stocks are earned as described in paragraph (ii) below and generally may not be transferred by the named executive until two years after vesting. Service-based restricted stock vests once such service-based restricted stocks are earned as described in paragraph (iv) below, and generally may not be transferred by the named executive until two years after vesting.

(i)
“Long Term Incentive EPS Performance” is the percentile ranking of the Company after (a) calculating the trailing three-year period earnings per share growth (determined as of the second anniversary of the end of the year in respect of which the performance-based restricted stocks were awarded) (the “Three Year EPS Average Growth”) for each Performance Peer and for the Company and (b) ranking the Company’s Three Year EPS Average Growth compared to the Peers’ Three Year EPS Growth Average, starting with the highest Three Year EPS Average Growth and ending with the lowest Three Year EPS Average Growth.

BOK Financial | 36

(ii)
Each annual award of performance-based restricted stocks is reviewed for performance as of the second year-end anniversary of the year in respect of which the performance-based restricted stocks were awarded (the “Reviewed Restricted Stocks”). A named executive shall earn Reviewed Restricted Stocks using a linear interpolation pursuant to which 0% of the Reviewed Restricted Stocks shall be earned if the Long Term Incentive EPS Performance is below the 30th percentile, 33% of the Reviewed Restricted Stocks shall be earned if the Long Term Incentive EPS Performance is at the 30th percentile, 100% of the Reviewed Restricted Stocks shall be earned if the Long Term Incentive EPS Performance is at the 50th percentile, and 200% of the Reviewed Restricted Stocks shall be earned if the Long Term Incentive EPS Performance is at the 80th percentile or above as illustrated in the following matrix:

(iii)
In the event that the Long Term Incentive EPS Performance is such that performance exceeds the target grant (e.g. 120% of target), the named executive receives an additional grant of performance-based restricted stock that equals the difference between the number of performance-based restricted stock that was granted at target and that which was earned pursuant to the immediately preceding paragraph (ii) (e.g. 20%) (the “Shares Exceeding Target”). The vesting and transfer restrictions on the Shares Exceeding Target shall be equal in duration to the Reviewed Restricted Stock. In the event that the Long Term Incentive EPS Performance is such that performance does not exceed the target grant, the named executive shall forfeit the performance-based restricted stock received in accordance with the preceding paragraph (ii) but not earned by the named executive.

(iv)
To the extent the Company’s earnings per share for the year in which service-based restricted stock are granted (the “Service-Based Performance Year”) does not equal or exceed $1.00 per share (adjusted for stock dividends or distributions, recapitalizations, merger, consolidation, exchange of shares, stock splits or the like), the named executive shall forfeit all the service-based restricted stock granted to him in such Service-Based Performance Year on or before March 15 of the year following the Service-Based Performance Year. To the extent the Company’s earnings per share for the year following the grant of service-based restricted stock equal or exceed $1.00 per share (adjusted for stock dividends or distributions, recapitalizations, merger, consolidation, exchange of shares, stock splits or the like), the named executive retains all the service-based restricted stock granted to him or her the previous year and such shares shall be earned and vest three years following the date of grant.

401(k) Plan

Executives may contribute to the BOKF 401(k) Plan. Employee contributions are matched by the Company up to 6% of base compensation based on years of service and subject to 401(k) Plan limits. Named executives may direct the investments of their accounts in a variety of options, including BOK Financial common stock.

BOK Financial | 37

Perquisites and Other Personal Benefits

Other than participation in the plans and programs described above, benefits which are very immaterial in nature and disclosed in footnote 4 to the Summary Compensation Table on page 42, or benefits which are provided to employees generally such as health and dental insurance, the Company does not provide perquisites or other personal benefits to named executive officers.
Compensation Philosophy and Objectives

The BOK Financial executive compensation program has many objectives, all of which are designed to enhance Company value. Because no single type of compensation award or performance criteria could achieve all objectives, several types of compensation performance criteria and awards are used to achieve the maximum benefit from executive compensation.

There is no pre-established policy or target for allocating executive compensation between cash and equity, long-term and short-term. Rather, the Committee considers its varied objectives, personal performance, Company performance and data regarding peer bank compensation to establish the appropriate level and mix of incentive compensation. The Committee has generally chosen not to consider the benefits to named executives from previously awarded compensation other than to establish a baseline for future compensation.

Company executive compensation objectives include:

Sustained, Above Peer Performance - BOK Financial rewards sustained above peer performance through the Executive Incentive Plan which uses comparative EPS Growth as a metric.

Individual Performance and Teamwork - Annual incentive compensation promotes individual performance with a percentage of annual incentive compensation being based on Business Performance (except for the CEO) and a percentage being based on EPS Growth, with potential downward adjustments for failure to meet individual performance goals. Long-term compensation, which is awarded entirely as equity, promotes teamwork by aligning all executives’ interests with the success of the Company as a whole.

Link Compensation to Operational Results - By using EPS Growth and Business Performance as the metrics for performance, both annual and long-term compensation are directly tied to financial performance of the Company. The Committee also considers the financial success of the Company when determining salary.

Competition with Peer Banks - To attract and retain superior executives, BOK Financial strives to provide levels of compensation comparable to competitor banks. The Committee considers peer compensation data when establishing salary and incentive compensation targets.

Align Executive Interests with Shareholder Interests - While BOK Financial does not have a specific policy or target for determining the allocation between equity and cash awards, the Company does promote equity ownership to align executive interests with shareholder interests. All long-term executive compensation is paid in restricted stock. Stock ownership guidelines as described on page 30 require executives to retain a Company stock.

BOK Financial | 38

Change in Control and Termination Benefits

The Company has a limited number of change in control benefits for executive officers. If an executive, or any employee of BOK Financial, is terminated within one year after a “change in control” (as defined in footnote 3 on page 49), and such termination is other than “for cause” (as defined in footnote 4 on page 49), then all unvested performance shares and stock options he or she has been granted vest. Stock options must then be exercised within 90 days of the change in control.

Executive officers receive the same severance benefits as other BOK Financial employees which are based upon the amount of time a person has been employed by the Company. The named executives are entitled to receive additional severance pursuant to their employment agreements as more fully described in Potential Payments upon Termination found on page 48. The Company believes that the severance and termination payments help recruit and retain senior executives by protecting them in the event their positions are adversely impacted by an unexpected change in circumstance and are consistent with those offered by competitors.
Equity Grant Policy

In 2006, the grant date became and remains the second business Friday in January (the “Grant Date”). All stock options awarded by BOK Financial are priced at the market value for BOK Financial common stock on NASDAQ as of the Grant Date. There is no program or policy to coordinate the granting of options with the release of material non-public information as all grants occur on the Grant Date, including those made to new executive officers.
Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code

Both annual incentive and long-term awards made pursuant to the Executive Incentive Plan were designed to comply with Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly-held company is allowed to deduct each year for the compensation paid to each of the corporation’s chief executive officer and three most highly compensated executive officers other than the chief financial officer. The Tax Reform Act, signed into law on December 22, 2017, eliminated the performance-based exception to the $1 million per-executive annual limit on the deductibility of compensation for certain public company executives under Section 162(m), expanded the scope and duration of covered employees and made other various revisions to Section 162(m). The Act provided a grandfathering rule under which this change would not apply to performance-based compensation payable under a written and binding contract that was in effect as of November 2, 2017, as long as those contracts are not materially modified. The Compensation Committee continues to consider the changes to Section 162(m) and actions the Compensation Committee will take, if any.

Section 409A of the Internal Revenue Code

If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to substantial risk of forfeiture. In such case, the Service Provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit included in the income. The Company believes all deferred compensation benefits currently comply with 409A.

BOK Financial | 39

Committee Report
The Committee meets as often as necessary to perform its duties and responsibilities. The Committee held two meetings during fiscal year 2018. The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Committee, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and delivered to shareholders.

COMPENSATION COMMITTEE
Joseph W. Craft III (Chairman)
Chester E. Cadieux, III
David F. Griffin
George B. Kaiser
Steven J. Malcolm
E.C. Richards

BOK Financial | 40

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s equity compensation plans in effect at December 31, 2018. The 2009 Omnibus Incentive Plan and the BOK Financial Directors Stock Compensation Plan are included in the table. The material features of the compensation plans are described within Note 12 of the Company's Notes to Consolidated Financial Statements, which was included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (1)
Equity compensation plans approved by security holders:
(a) Stock options	63,058	$54.89	2,598,448
(b) Non-vested common shares	527,607	Not applicable	Not applicable
Sub-total	590,665		2,598,448
Equity compensation plans not approved by security holders	None	None	None
Total	590,665		2,598,448

(1)	Includes 384,269 shares of common stock which may be awarded pursuant to the BOK Financial Directors Stock Compensation Plan.

BOK Financial | 41

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table provides summary information concerning the compensation of the named executive officers for the past three fiscal years.

Executive Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Award ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Steven G. Bradshaw	2018	$991,000	$—	$2,000,026	$—	$1,800,000	$(18,341)	$40,784	$4,813,469
President & Chief Executive Officer	2017	$935,667	$—	$1,892,027	$—	$189,200	$21,124	$44,305	$3,082,323
	2016	$874,000	$—	$1,767,990	$—	$194,480	$41,466	$35,099	$2,913,035
Steven E. Nell	2018	$529,375	$—	$583,213	$—	$639,275	$4,399	$34,800	$1,791,062
Executive Vice President, Chief Financial Officer	2017	$523,333	$—	$577,486	$—	$153,174	$4,103	$34,200	$1,292,296
	2016	$515,000	$—	$566,452	$—	$131,099	$3,983	$33,899	$1,250,433
Scott B. Grauer	2018	$509,847	$—	$555,159	$—	$597,086	$4,298	$44,715	$1,711,105
Executive Vice President-Wealth Management; Chief Executive Officer of BOK Financial Securities, Inc.(5)	2017	$487,252	$—	$539,076	$—	$267,614	$4,009	$51,829	$1,349,780
	2016	$—	$—	$—	$—	$—	$—	$—	$—
Stacy C. Kymes	2018	$456,125	$—	$527,008	$—	$628,145	$1,664	$41,866	$1,654,808
Executive Vice President- Corporate Banking	2017	$441,667	$—	$511,772	$—	$281,439	$1,551	$180,550	$1,416,979
	2016	$420,833	$—	$488,741	$—	$275,273	$1,506	$38,775	$1,225,128
Norman P. Bagwell	2018	$454,075	$—	$479,133	$—	$613,528	$—	$29,393	$1,576,129
Executive Vice President- Regional Banks; Chief Executive Officer of Bank of Texas	2017	$443,000	$—	$465,095	$—	$312,900	$—	$24,431	$1,245,426
	2016	$441,667	$—	$465,161	$—	$314,694	$—	$19,700	$1,241,222

(1)	The amounts in column (e) are the grant date fair value of the non-vested stock awards.

(2)
The amounts in column (g) reflect the annual cash awards made pursuant to the Executive Incentive Plan, which is discussed in further detail on page 33 under the heading “Components of Executive Compensation.” Incentive amounts are paid at a targeted percentile of our Peers.

(3)
The amounts in column (h) include (i) the actuarial increase in the present value of the named executive officer’s benefits under the Company pension plan using a discount rate defined in the Pension Plan and (ii) Nonqualified Deferred Compensation Earnings further described in column (d) of the Nonqualified Deferred Compensation Table on page 47. Executives who did not have the ability to defer income or who chose not to defer income are not required to disclose investment income on the Summary Compensation Table.

(4)
The amounts in column (i) for 2018 are derived from Company matching contributions to the 401(k) Thrift Plan as follows: Bradshaw, $33,000; Nell, $33,000; Grauer, $33,000; Kymes, $33,000; and Bagwell, $24,750. Amounts also include trip earnings (personal portion of a trip such as an accompanying spouse) as follows: Bradshaw, $5,009; Grauer, $8,940; Kymes, $6,091, and Bagwell $4,643; and a Champion Health corporate members wellness benefit for named executive officers and spouses as follows: Bradshaw, $2,775; Nell, $1,800; Grauer, $2,775; and Kymes, $2,775.

(5)	Grauer was not a named executive officer in 2016.

BOK Financial | 42

2018 Pay Ratio Disclosure

For purposes of calculating the 2018 ratio of the median annual total compensation of all Company employees to the total annual compensation of the Company’s chief executive officer, the Company included in its calculation of compensation: base salary, commissions, annual bonus amounts, stock-based compensation, and other incentive payments (including sign-on bonuses). Because there has been no change in employee population or compensation arrangement that would significantly effect the pay ratio disclosure since the Company last calculated the median compensation, the Company used December 31, 2017 as its measurement date. On December 31, 2017, the Company had 4,950 employees nationwide, excluding the chief executive officer. Compensation amounts were annualized for any employee who had less than a full year of service during 2017. Total 2018 compensation for Steven G. Bradshaw, the Company’s Chief Executive Officer was determined to be $4,813,469 and was approximately 67 times the median annual compensation of all Company employees (excluding the chief executive officer) of $72,056.

Option Exercises and Stock Vested

The following table provides certain information concerning the exercise of stock options and the vesting of shares by the named executive officers during fiscal year 2018:

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Executive Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven G. Bradshaw	7,703	$315,604	34,438	$3,279,277
Steven E. Nell	10,244	$427,010	15,483	$1,462,799
Scott B. Grauer	—	$—	11,523	$1,111,475
Stacy C. Kymes	2,619	$101,934	11,584	$1,094,739
Norman P. Bagwell	1,601	$67,864	12,554	$1,199,171

BOK Financial | 43

Grants of Plan-based Awards

The following table provides certain information with respect to (i) non-equity annual incentive awards made pursuant to the Executive Incentive Plan and (ii) the options, service and performance shares awarded as long-term compensation pursuant to the Executive Incentive Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Executive Name	Grant Date (m/dd/yy)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under-lying Options (#)	Exercise or Base Price of Option Award ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Steven G. Bradshaw	(1)	$264,000	$800,000	$1,600,000
	(2)		$200,000	$240,000
	1/12/2018(4)				6,893	20,888	41,776				$2,000,026
Steven E. Nell	(1)	$73,493	$222,705	$445,410
	(2)		$74,235	$89,082
	(3)	$24,498	$74,235	$148,470
	1/12/2018(4)				1,407	4,264	8,528				$408,278
	1/12/2018(5)							1,827			$174,935
Scott B. Grauer	(1)	$49,965	$151,410	$302,820
	(2)		$75,705	$90,846
	(3)	$49,965	$151,410	$302,820
	1/12/2018(4)				1,339	4,059	8,118				$388,649
	1/12/2018(5)							1,739			$166,509
Stacy C. Kymes	(1)	$54,452	$165,006	$330,012
	(2)		$82,503	$99,004
	(3)	$54,452	$165,006	$330,012
	1/12/2018(4)				1,271	3,853	7,706				$368,925
	1/12/2018(5)							1,651			$158,083
Norman P. Bagwell	(1)	$54,207	$164,264	$328,528
	(2)		$82,132	$98,558
	(3)	$54,207	$164,264	$328,528
	1/12/2018(4)				1,156	3,503	7,006				$335,412
	1/12/2018(5)							1,501			$143,721

(1)
Bradshaw receives 80%, Nell receives 60%, and Grauer, Kymes, and Bagwell receive 40% of their annual incentive based on EPS Growth. Annual incentive cash awards were finalized and approved by the Committee on February 26, 2019 and are provided in column (g) of the “Summary Compensation Table” on page 42 herein. For final target achievement and payout, see the Annual Incentive Bonus Factors chart on page 34. The total annual incentive cannot exceed $2,000,000 for any participant per the Executive Incentive Plan.

(2)
Represents annual incentive targets for achievement of Strategic Objectives established by the Committee on February 27, 2018 for service performed in 2018. The named executives were eligible to receive 20% of their annual incentive based on Strategic Objective goal achievement.

(3)
Represents annual incentive targets for Business Performance Bonus established by the Committee on February 27, 2018 for service performed in 2018. Nell receives 20% of his annual incentive based on overall Company performance. Grauer, Kymes, and Bagwell each receive 40% of their annual incentive based on business unit performance.

BOK Financial | 44

(4)
Represents performance shares granted as long-term incentive pursuant to the Executive Incentive Plan. Performance shares vest when earned and are subject to a two year hold requirement, followed by stock ownership guidelines as further described in “Compensation Discussion and Analysis” on page 29 herein.

(5)
Represents service shares granted as long-term incentive pursuant to the Executive Incentive Plan. Service shares vest on the third anniversary of the date the service shares were issued and are subject to a two year hold requirement, followed by stock ownership guidelines as further described in “Compensation Discussion and Analysis” on page 29 herein.

(6)
Amounts reported in column (l) represent the grant-date fair value of non-vested stock awarded. The Company’s policy regarding the valuation of stock compensation is included in footnote 1, and assumptions used in the calculation of the grant-date fair value of stock compensation are included in footnote 12 of the Company’s audited consolidated financial statements for the year ended December 31, 2018, which were included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2019.

BOK Financial | 45

Outstanding Equity Awards at Fiscal Year-End

The following table includes stock options and performance shares outstanding as of December 31, 2018.

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Executive Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (m/dd/yy)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Steven G. Bradshaw		1,848		$58.76	1/12/22
		3,384		$55.74	1/10/22
		3,384		$55.74	1/10/23
								75,489	$5,535,608
Total	—	8,616				—	$—	75,489	$5,535,608
Steven E. Nell		1,418		$58.76	1/12/22
		3,678		$55.74	1/10/22
		3,678		$55.74	1/10/23
						6,972	$511,257
								16,269	$1,193,006
Total	—	8,774				6,972	$511,257	16,269	$1,193,006
Scott B. Grauer	541			$48.30	1/14/20
	512			$55.94	1/13/20
	512			$55.94	1/13/21
	1,556			$58.76	1/12/20
	1,556			$58.76	1/12/21
		1,556		$58.76	1/12/22
						6,164	$452,006
								14,383	$1,054,705
Total	4,677	1,556				6,164	$452,006	14,383	$1,054,705
Stacy C. Kymes		903		$58.76	1/12/22
						6,139	$450,173
								14,324	$1,050,379
Total	—	903				6,139	$450,173	14,324	$1,050,379
Norman P. Bagwell						5,693	$417,468
								13,285	$974,189
Total	—	—				5,693	$417,468	13,285	$974,189

(1)
Columns (b) and (c) represent stock options which vest 1/7 each year in accordance with the BOK Financial 2003 Stock Option Plan (as amended) and the BOK Financial 2009 Omnibus Incentive Plan and terminate three years after vesting.

(2)
Column (g) represents performance shares which are not subject to adjustment based upon the three year performance period, but which have not yet completed the vesting period. Performance shares vest pursuant to the Executive Incentive Plan. Shares may not be sold unless certain stock ownership guidelines are met as described in “Compensation Discussion and Analysis” on page 29.

(3)	Market value of performance shares is based on the closing price of BOK Financial common stock of $73.33 (as reported on NASDAQ as of December 31, 2018).

(4)
Column (i) represents performance shares granted as long-term incentive pursuant to the Executive Incentive Plan the amount of which remains subject to adjustment based on EPS Growth over a three year performance period as further described in Compensation Discussion and Analysis on page 29. Performance shares vest pursuant to the Executive Incentive Plan. Shares may not be sold unless certain stock ownership guidelines are met as described in “Compensation Discussion and Analysis.”

BOK Financial | 46

Pension Benefits

The normal retirement age under the BOK Financial Pension Plan (the Plan) is age 65. At that time, a participant may receive a lump sum equal to his or her account balance. In lieu of a lump sum payment, the participant may elect to receive an annuity payment from the Plan based on different optional forms of payments defined in the Plan. Active participants also have the option to withdraw from the Plan at age 62.

The following table shows the present value of accumulated benefits in the Plan for the named executive officers:

(a)	(b)	(c)	(d)	(e)
Executive Name(1)	Plan Name	Number of Years Credited Service(2)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Steven G. Bradshaw	BOKF Pension Plan	15	$184,417	$—
Steven E. Nell	BOKF Pension Plan	14	$143,415	$—
Scott B. Grauer	BOKF Pension Plan	15	$140,111	$—
Stacy C. Kymes	BOKF Pension Plan	9	$54,221	$—

(1)	Bagwell is a named executive but is not listed, as he does not participate in the BOKF Pension Plan.

(2)
Named executives are credited with the number of years employed by the Company since the Pension Plan’s inception in 1987 (through December 31, 2005 when the number of years of credited service was frozen).

Nonqualified Deferred Compensation

Pursuant to an individual Deferred Compensation Agreement, Bradshaw was permitted, until December 31, 2004, to defer certain compensation. In response to IRS guidance, Mr. Bradshaw's Deferred Compensation Agreement was amended in December 2004 to preclude the deferral of future compensation and subsequently terminated. Future deferrals would require entry into a new agreement. No named executive officer has entered into a new deferred compensation agreement or elected to participate in the Company's existing deferred compensation plan, established in 2014.

The following table describes the current balance of deferral accounts:

Executive Name(1)	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Steven G. Bradshaw			$(23,998) (2)	$—	$314,962

(1)	Bradshaw is the only named executive to have a deferral account balance.

(2)
Earnings include gains or losses reported on investments in distressed asset and venture capital funds, and interest earned on uninvested cash accrued at BOKF’s money market deposit rates as well as dividends paid and changes in fair value of BOK Financial common stock.

BOK Financial | 47

Potential Payment Upon Termination

The following table shows potential payments to the named executive officers under existing contracts, agreements, plans or arrangements for various scenarios, assuming a December 31, 2018 termination date. Each of the named executive officers is subject to an employment agreement.

Executive Name(1)	Compensation Component	Termination without Cause(2)	Termination without Cause Following a Change of Control(3)	Termination for Cause(4)
Steven G. Bradshaw	Salary/Severance	$1,499,803	$2,000,000
	Unvested Stock Options	$145,974	$145,974
	Unvested Restricted Stock	$5,535,608	$5,535,608
	Other (5)	$3,000	$3,000	$3,000
TOTAL		$7,184,385	$7,684,582	$3,000
Steven E. Nell	Salary/Severance	$795,070	$1,060,500
	Unvested Stock Options	$150,052	$150,052
	Unvested Restricted Stock	$1,704,263	$1,704,263
	Other (5)	$3,000	$3,000	$3,000
TOTAL		$2,652,385	$2,917,815	$3,000
Scott B. Grauer	Salary/Severance	$756,952	$1,009,400
	Unvested Stock Options	$22,671	$22,671
	Unvested Restricted Stock	$1,506,712	$1,506,712
	Other (5)	$3,000	$3,000	$3,000
TOTAL	Total	$2,289,335	$2,541,783	$3,000
Stacy C. Kymes	Salary/Severance	$687,441	$916,700
	Unvested Stock Options	$13,157	$13,157
	Unvested Restricted Stock	$1,500,552	$1,500,552
	Other (5)	$3,000	$3,000	$3,000
TOTAL		$2,204,150	$2,433,409	$3,000
Norman P. Bagwell	Salary/Severance	$675,580	$912,580
	Unvested Stock Options	$—	$—
	Unvested Restricted Stock	$1,391,657	$1,391,657
	Other (5)	$3,000	$3,000	$3,000
TOTAL		$2,070,237	$2,307,237	$3,000

(1)
Executive payments upon termination do not include payments of deferred compensation which, if applicable, are described on page 47. The table assumes (i) that the executive has been paid all amounts owed through the date of termination, (ii) the closing price of BOK Financial common stock of $73.33 (as reported on NASDAQ as of December 31, 2018); and (iii) salary, stock option and performance share information as of December 31, 2018. Except as expressly provided herein or amounts owed up through the date of termination, Executive does not receive any additional payments in the event of voluntary termination, early retirement (prior to age 65), retirement (age 65 or older), involuntary for cause termination, change in control, or upon death or disability.

(2)
When the executive’s employment is terminated without cause, he shall receive standard severance pay for senior executives in effect at the time of termination, and in addition, an amount equal to the executive’s then annual salary payable in one lump sum payment. The executive shall be entitled to receive pension, thrift, medical insurance, disability insurance plans benefits and other fringe benefits accrued through, but not beyond the date of termination, and shall be entitled to receive pay for vacation in accordance with the Company’s existing policy. Options held by the executive shall vest and shall be exercisable for ninety days following termination and restricted stock held by the executive shall continue to be owned by the executive but shall remain subject to all applicable restrictions.

BOK Financial | 48

(3)
When the executive’s employment is terminated without cause following a change of control, he shall receive a lump sum payment in an amount equal to two times executive’s then Annual Salary at the time of termination in lieu of standard and enhanced severance amounts. “Change of Control” occurs when either (i) George B. Kaiser, affiliates of George B. Kaiser, George B. Kaiser Foundation, George Kaiser Family Foundation, and/or members of the family of George B. Kaiser collectively cease to own more shares of the voting capital stock of BOK Financial than any other shareholder (or group of shareholders acting in concert to control BOK Financial to the exclusion of George B. Kaiser, affiliates of George B. Kaiser, George B. Kaiser Foundation, George Kaiser Family Foundation, and/or members of the family of George B. Kaiser), or (ii) BOK Financial shall cease to own directly and indirectly more than fifty percent (50%) of the voting capital stock of BOKF, NA.

(4)
Termination of executive for cause would generally be termination for (i) failure to substantially perform his duties, (ii) committing any act which is intended to injure BOK Financial or its affiliates, (iii) charged, indicted or convicted of any criminal act or act involving moral turpitude, (iv) committing any dishonest or fraudulent act which is material to BOKF or its affiliates, including reputation or (v) refusing to obey orders of the CEO unless such instructions would require executive to commit an illegal act, could subject executive to personal liability, would require executive to violate the terms of his agreement or are inconsistent with recognized ethical standards or inconsistent with the duties of an officer of the bank.

(5)
For a period of two years following any termination for cause, and for a period of one year following any termination for any reason other than cause, the executive is prohibited from directly or indirectly contacting or soliciting, in any manner, individuals or entities who were at any time during the term of the executive’s employment agreement clients of BOK Financial or any of its affiliates, for the purpose of providing banking, trust, investment, or other services provided by BOK Financial or any of its affiliates, or contacting or soliciting employees of BOK Financial or any affiliates of BOK Financial to seek employment with any person or entity except BOK Financial and its affiliates. In exchange, the executive shall receive $3,000 in arrears for each year the non-solicitation agreement is in effect.

BOK Financial | 49

RELATED PARTY TRANSACTION REVIEW AND APPROVAL POLICY

BOK Financial has a written related party transaction policy, approved by the Audit Committee, which requires that all related party transactions reportable pursuant to SEC regulation S-K, Item 404(a) must be submitted to the Chief Financial Officer (“CFO”) for review. The Audit Committee conducts appropriate review and oversight of non-credit related party transactions for potential conflict of interest situations in accordance with NASDAQ Rule 5630(a), and the Credit Committee reviews and oversees related party credit transactions.

The related-party transaction must be intended for the benefit of the Company and made on terms no less favorable than those terms for unrelated persons. The CFO must also consider whether the transaction is occurring at arm’s length and the impact of the related party transaction on financial statement accounting and disclosure.

If the CFO determines that the transaction would be material, he must present the details and his conclusion to the Chairman of the Audit Committee. The Chairman of the Audit Committee will submit the related party transaction to the Audit Committee for approval based upon the same criteria as considered by the CFO, in addition to such criteria as may be deemed relevant by the members.

The Company annually requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions. The Company’s Office of General Counsel reviews all transactions disclosed in the officer and director questionnaires and discusses any transactions not previously identified with the CFO and verifies compliance with independence requirements under NASDAQ Rule 5605 and Section 162(m) of the Internal Revenue Code.

CERTAIN TRANSACTIONS

Certain principal shareholders, directors of the Company and their associates were customers of and had loan transactions with BOK Financial or its subsidiaries during 2018. All such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2018, none of these loans were classified as nonaccrual, past due, restructured or potential problem loans.

Certain related parties are customers of the Company for services other than loans, including consumer banking, corporate banking, risk management, wealth management, brokerage and trading, or fiduciary/trust services. The Company engages in transactions with related parties in the ordinary course of business and in compliance with applicable regulation.

BOK leases office space in the Copper Oaks and Lewis Center facilities located in Tulsa, Oklahoma, which are owned by Mr. Kaiser and affiliates. Lease payments for both facilities totaled approximately $971 thousand in 2018. During 2018, the Company invested an additional $3.1 million in QRC Valve Distributors, LLC, which is indirectly owned by Mr. Kaiser.

BOK Financial | 50

QuikTrip Corporation has entered into a fee sharing agreement with TransFund, BOKF’s automated teller machine ("ATM") network (“TransFund”), respecting transactions completed at TransFund ATMs placed in QuikTrip locations. In 2018, the Company paid QuikTrip approximately $9.2 million pursuant to this agreement. In April 2016 and May 2018, Mr. Cadieux entered into interest rate hedges with the Company. On December 31, 2018 the total fair value of these interest rate hedges was an unrealized gain of $79,000 from Mr. Cadieux's perspective. In May 2017, two parties related to Mr. Cadieux entered into interest rate hedges with the Company. On December 31, 2018, the total fair value of these interest rate hedges was an unrealized gain of $20 thousand from the related parties' perspective. Mr. Cadieux, a BOK Financial director, is Chief Executive Officer, Chairman, and a significant shareholder of QuikTrip Corporation.

Great Plains National Bank, located in Elk City, Oklahoma, received ATM and debit card services from TransFund for which it paid approximately $711,834 in fees. Steven Nell, the Company’s Chief Financial Officer, and certain family members own approximately 14.4% of Great Plains National Bank. Mr. Nell’s sister is a member of the Great Plains National Bank Board of Directors.

In 2012 and 2015, Griffin Communications, L.L.C. entered into interest rate hedges with BOK. These hedge transactions matured on December 31, 2018 and no further obligations remain on these transaction for either BOK or Griffin Communications. Mr. Griffin, a BOK Financial director, is President and Chief Executive Officer of Griffin Communications, L.L.C.

INSIDER REPORTING

Based upon a review of the filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors, executive officers, and owners of more than ten percent of our common shares, complied during fiscal year 2018 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 with the exception of (1) one late initial Form 3 report as a result of delayed processing of SEC filer codes for Ms. Weil, (2) one late report relating to 3,926 shares sold by Mr. Bagwell, (3) one late report relating to 610 shares purchased by Mr. Gottron, (4) one late report for each of Mr. Grunst, Ms. Keesling and Mr. Maun relating to shares of unvested restricted stock being forfeited and (5) one late report relating to disposition of 5,922 shares which were beneficially owned by trusts in which Mr. Nell is a trustee.

PROPOSALS OF SHAREHOLDERS

The Board of Directors will consider proposals of shareholders intended to be presented for action at the Annual Meeting of Shareholders. According to the rules of the Securities and Exchange Commission, such proposals shall be included in the Company's Proxy Statement if they are received in a timely manner and if certain other requirements are met. For a shareholder proposal to be included in the Company's Proxy Statement relating to the 2020 Annual Shareholders' Meeting, a written proposal complying with the requirements established by the Securities and Exchange Commission must be received at the Company's principal executive offices, located at Bank of Oklahoma Tower, Tulsa, Oklahoma 74172, no later than December 1, 2019.

OTHER MATTERS

Management does not know of any matters to be presented for action at the meeting other than those listed in the Notice of Meeting and referred to in this proxy statement. If any other matters properly come before the meeting, it is intended that the Proxy solicited hereby will be voted in accordance with the recommendations of the Board of Directors.

BOK Financial | 51

THE COMPANY MAKES AVAILABLE ITS PERIODIC AND CURRENT REPORTS, FREE OF CHARGE, ON ITS WEB SITE AS SOON AS REASONABLY PRACTICABLE AFTER SUCH MATERIAL IS ELECTRONICALLY FILED WITH, OR FURNISHED TO, THE SEC AT HTTP://WWW.BOKF.COM.

COPIES OF THE ANNUAL REPORT ON FORM 10-K AND OTHER DISCLOSURE STATEMENTS FOR BOK FINANCIAL CORPORATION MAY BE OBTAINED WITHOUT CHARGE TO THE SHAREHOLDERS BY WRITING TO THE CHIEF FINANCIAL OFFICER, BOK FINANCIAL CORPORATION, P. O. BOX 2300, TULSA, OKLAHOMA 74192, OR THROUGH THE INTERNET AT WWW.EMATERIALS.COM/BOKF OR VIA E-MAIL TO CBEZANSON@BOKF.COM.

BOK Financial | 52

BOK FINANCIAL®

BOK FINANCIAL CORPORATION
P.O. BOX 2300
TULSA, OK 74192
ATTN: KATHY ANDERSON

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BOKF2019**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E60663-P18051

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BOK FINANCIAL CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Alan S. Armstrong
02) C. Fred Ball, Jr.
03) Steven Bangert
04) Peter C. Boylan, III
05) Steven G. Bradshaw
06) Chester E. Cadieux, III
07) Gerard P. Clancy
08) John W. Coffey
09) Joseph W. Craft, III
10) Jack E. Finley
11) David F. Griffin
12) V. Burns Hargis
13) Douglas D. Hawthorne
14) Kimberley D. Henry
15) E. Carey Joullian, IV
16) George B. Kaiser
17) Stanley A. Lybarger
18) Steven J. Malcolm
19) Steven E. Nell
20) E. C. Richards
21) Claudia San Pedro
22) Michael C. Turpen
23) R. A. Walker

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of the selection of Ernst & Young LLP as BOK Financial Corporation's independent auditors for the fiscal year ending December 31, 2019.	☐	☐	☐
3. Approval of the compensation of the Company's named executive officers as disclosed in the Proxy statement.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E60664-P18051

BOK FINANCIAL CORPORATION
Annual Meeting of Shareholders
April 30, 2019 2:30 PM CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Frederic Dorwart and Tamara Wagman, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of BOK FINANCIAL CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 2:30 PM, CDT on April 30, 2019, at www.virtualshareholdermeeting.com/BOKF2019 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is given, this proxy will be voted in accordance with the Board of Directors' recommendations unless you are voting shares held in the BOK Financial Thrift Plan (the "Plan"), in which case, if no direction is given for shares held in the Plan, such shares will be voted by the Trustee of the Plan in the same ratio as those shares credited to the accounts of the Plan members who give instructions to the Trustee.

Continued and to be signed on reverse side